                                                                   EXHIBIT 10.36

                                             * TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17C.F.R. SECTION 200.80(B)(4),
                                                            200.83 AND 240.24B-2

                              LEASE AMENDMENT FIVE

                                                                CMD 177 A (8/98)

                     (EXTENSION AND EXPANSION/CO-TERMINOUS)

     THIS LEASE AMENDMENT FIVE ("Amendment") is made and entered into as of the 11th day of October, 2002 by and between CMD REALTY INVESTMENT FUND IV, L.P. an Illinois limited partnership ("Landlord") and MESA AIR GROUP, INC., a Nevada corporation ("Tenant").

     A. Landlord and Tenant are the current parties to that certain lease ("Original Lease") dated October 16, 1998, for premises currently known as Suite 700 (the "Premises"; sometimes referred to herein as the "Original Premises") in the building (the "Building") known as Three Gateway, located at 410 N. 44th Street, Phoenix, Arizona (the "Property"), which lease has heretofore been amended by documents described and dated as follows: First Amendment to Lease dated March 9. 1999, Second Amendment to Lease dated November 8, 1999, Letter Agreement dated May 10, 2000, Lease Amendment Three dated November 7, 2000, Lease Amendment Four dated May 15, 2001, Lease Term Adjustment Confirmation dated January 3, 2001, Letter from Mesa Air dated May 30, 2001 and Parking Letter dated March 21, 2002 (collectively, and as amended herein, the "Lease").

     B. Tenant has requested that additional space in the Property be added to the Premises, and that the term of the Lease be extended, and Landlord is willing to grant the same, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

     1. TERM EXTENSION. The term of the Lease is hereby modified such that the current term will expire and a new extended term ("Extended Term") will commence on September 1, 2002 (the "Extension Date") and continue until August 31, 2012 (the "New Expiration Date"), unless sooner terminated in accordance with the terms of the Lease. Based on a recent re-measurement of the Building, the size of the Original Premises shall, as of the Extension Date, be deemed to be 21,172 rentable square feet, the size of the Property shall be deemed to be 221,409 rentable square feet and Tenant's share with respect to the Original Premises shall be deemed to be nine and 56/100 percent (9.56%).

     2. ADDITIONAL PREMISES. The space known as Suites 1120 and 1140 (collectively, the "Additional Premises"), the approximate location of which is shown on Exhibit A hereto, and which shall be deemed to contain a total of 5,152 square feet of rentable area for purposes hereof, shall be added to and become a part of the Premises, commencing on July 15, 2005 or such earlier date as the Novellus Lease may be terminated as further described in Section 3 below ("Additional Premises Commencement Date"), and continuing co-terminously with the New Expiration Date, as the same may be extended from time to time, subject to the terms and conditions set forth hereinafter.

     3. NOVELLUS SUBLEASE. The parties acknowledge and agree that: (i) Tenant is subleasing the Additional Premises pursuant to a Sublease dated 10/15/02, ("Novellus Sublease") from Novellus Systems, Inc. ("Novellus"), that will terminate on July 14, 2005 or such earlier date on which the lease between Novellus and Landlord ("Novellus Lease") is terminated (as contemplated in the Consent to Sublease dated 9/19/02 between Landlord, Tenant and Novellus), (ii) the Additional Premises Commencement Date herein shall be advanced to such earlier date on which the Sublease and Novellus Lease are terminated, and (iii) in such event, the Base Rent for the Additional Premises shall be $[*] per month through July 14, 2005. If the Additional Premises Commencement Date is advanced to an earlier date under this Section due to an earlier termination of the Novellus Lease, the New Expiration Date herein shall not be changed. Tenant shall execute a confirmation of the Additional Premises Commencement Date as adjusted herein in such form as Landlord may reasonably request; any failure to respond within thirty (30) days after requested shall be deemed an acceptance of the date set forth in Landlord's confirmation.

     Tenant acknowledges that Landlord may elect to invoice and require that Tenant pay directly to Landlord all sub rentals under the Novellus Sublease and that Novellus has consented to such direct payment under Paragraph 3(c) of the Consent to Sublease.

     4. BASE RENT.

          a. Original Premises. The base or minimum monthly rent for the Original Premises shall be as set forth in the following schedule:

                      Original Premises Base Rent Schedule

                                          Original Premises
                 Period                   Monthly Base Rent
                 ------                   -----------------
Extension Date - August 31,2004                  $[*]
September 1,2004 -  August  31,2005              $[*]
September 1, 2005 -  August 31, 2007             $[*]
September 1, 2007 -  August 31, 2009             $[*]
September 1, 2009 - New Expiration Date          $[*]

          b. Additional Premises. The base or minimum monthly rent for the Additional Premises shall be as set forth in the following schedule:

                     Additional Premises Base Rent Schedule

                                          Additional Premises
                 Period                    Monthly Base Rent
                 ------                   -------------------
July 15, 2005 - August 31, 2005                   $[*]
September 1, 2005 - August 31, 2007               $[*]
September 1, 2007 - August 31, 2009               $[*]
September 1, 2009 - New Expiration Date           $[*]

     5. ADDITIONAL RENT; TENANT'S SHARE. As of the Extension Date with respect to the Original Premises and as of the Additional Premises Commencement Date with respect to the Additional Premises, the Expense Stop shall be the actual Building operating costs for the calendar year 2003. On the Additional Premises Commencement Date, all other rentals or other charges based or computed on the square footage of the Premises, including without limitation, real estate taxes, insurance costs, operating or other expenses of the Property, shall be increased proportionately to reflect the rentable square footage of the Additional Premises, such that Tenant's share thereof shall be increased [*] percent ([*]%) with respect to the Additional Premises, for a total of [*] percent ([*]%) with respect to the entire Premises including the Additional Premises.

     6. SEPARATE OR COMBINED BILLINGS. The minimum or base rentals and all other rentals and charges respecting the Additional Premises are sometimes herein called the "Additional Premises Rent". Landlord may compute and bill the Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes. In either event, any default respecting any separate billing shall be a default with respect to the entire Premises and Lease.

     7. PRORATIONS. If the Extension Date or Additional Premises Commencement Date occurs other than on the beginning of the applicable payment period under the Lease, Tenant's obligations for base or minimum rentals, operating expenses and real estate taxes and other such charges shall be prorated on a per diem basis.

     8. PARKING. Commencing as of the Extension Date with respect to the Original Premises and the Additional Premises Commencement Date with respect to the Additional Premises, Tenant shall have the parking rights set forth in Exhibit F attached hereto.

     9. SIGNAGE. During the Extended Term Tenant shall continue to have the signage rights set forth in Section 21 of the Original Lease.

     10. OTHER TERMS; CERTAIN PROVISIONS DELETED. On the Extension Date with respect to the Original Premises, and with respect to the Additional Premises on the Additional Premises Commencement Date, all terms and conditions then or thereafter in effect under the Lease shall apply, except as expressly provided to the contrary herein. Without limiting the generality of the preceding sentence, Sections 9, 10 and 11 of Lease Amendment Four and Sections 15 and 16 of Lease Amendment Three are incorporated herein by reference. However, notwithstanding the foregoing to the contrary, this Amendment is intended to supersede any rights of Tenant under the Lease to expand (except as set forth in Exhibits D and E attached hereto), reduce or relocate the Premises, or extend or renew the term of the Lease (except as set forth in Exhibit C attached hereto), or terminate the Lease early, and all such provisions are hereby deleted.

     11. CONDITION OF ORIGINAL PREMISES; ALLOWANCE. Tenant has been occupying the Original Premises, and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements, except that Landlord shall provide an allowance ("Allowance") as provided in Section 1.b of Exhibit B towards the "Cost of the Work" for permanent leasehold improvements ("Work") that Tenant may wish to perform in the Original Premises in accordance with the Work Letter attached hereto as Exhibit B. There shall be no postponement of the Extension Date or abatement of Rent as a result of any such Work under any circumstances.

     12. CONDITION OF ADDITIONAL PREMISES. Tenant is occupying the Additional Premises pursuant to the Novellus Sublease and Consent to Sublease referred to in Section 3 above, and has inspected, or had an opportunity to inspect, the Additional Premises (and portions of the Property, Systems and Equipment providing access to or serving the Additional Premises), and agrees to accept the same "as is" on the Additional Premises Commencement Date without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

     13. ALLOWANCE FOR ADDITIONAL PREMISES. Notwithstanding Section 12 to the contrary, Landlord shall provide an allowance ("Allowance") as provided in
Section 1.b of Exhibit B to be used towards reasonable, direct out-of-pocket costs of designing and performing permanent leasehold improvements in the Additional Premises during the first twelve (12) months of the term of the Novellus Sublease. Tenant shall engage its own designers and contractors, and Landlord shall reimburse Tenant based on Tenant's submission of a customary tenant's affidavit respecting the work, invoices, paid receipts and other reasonable evidence of payment, and the submission of customary architect's certificates, lien waivers and affidavits of payment, all reasonably satisfactory to Landlord, all as further provided in Exhibit B. Any unused portion of the Allowance shall belong to Landlord. Such work shall be subject to Exhibit B and the applicable provisions of the Novellus Sublease and Consent to Sublease, including without limitation obtaining the consent of Novellus and Landlord to all alterations to the Additional Premises, which consent shall not be unreasonably withheld. Any personal property, trade fixtures or equipment, including, but not limited to, modular or other furniture, and cabling or other items for communications or computer systems, whether or not shown on any plan approved by Landlord, shall be provided by Tenant, at Tenant's sole cost, except as otherwise provided in Exhibit B with respect to cabling.

     14. REAL ESTATE BROKERS. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment except for Cushman and Wakefield of Arizona, Inc., and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     15. OFFER. The submission and negotiation of this Amendment shall not be deemed an offer to enter the same by Landlord. Tenant's execution of this Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon and permit Tenant to enter the Additional Premises, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                            LANDLORD: CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
                                      an Illinois limited partnership

                                      By: CMD/Fund IV GP Investments, L.P., an
                                          Illinois limited partnership, its
                                          general partner

                                      By: CMD REIM IV, Inc., an Illinois
                                          corporation, its general partner


                                      By: /s/
                                          --------------------------------------
                                          Lee Moreland, Vice President


                            TENANT:   MESA AIR GROUP, INC. [SEAL]
                                      A Nevada corporation


                                      By: /s/
                                          --------------------------------------
                                      Name: Mike Lotz
                                      Its; President & COO

                                   CERTIFICATE

     I, ______________________, as ______________________________________of the
aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.


(Corporate Seal)
                                      ------------------------------------------

                                    EXHIBIT A
                     FLOOR PLATE SHOWING ADDITIONAL PREMISES

                                  (FLOOR PLAN)

                                    EXHIBIT B

                                                                CMD 108G (12/00)
                                                                   MODERATE WORK
                                                              TENANT PERFORMANCE

                                   WORK LETTER

     This Exhibit is a "Work Letter" to the foregoing document (referred to herein for convenience as the "Lease Document"). All references to "Premises" hereunder shall mean either the Original Premises and/or the Additional Premises, it being understood and agreed that Tenant may allocate use of the Allowance between the Original Premises and/or the Additional Premises as Tenant shall determine in its reasonable discretion.

     I.   Basic Arrangement

     a. Tenant to Arrange for Work. Tenant desires to engage one or more contractors to perform certain improvements (the "Work," as further defined in Section VII) to or for the Premises under the Lease Document. Tenant shall arrange for the Work to be planned and performed strictly in accordance with the provisions of this Exhibit and applicable provisions of the Lease Document. Tenant shall pay when due all costs for or related to the Plans and Work whatsoever ("Costs of the Work"), and Landlord shall reimburse certain such costs up to the Allowance, as further described below.

     b. Allowance and, Landlord's Costs and Administrative Fee. Landlord shall provide up to $[*] (the "Allowance") towards the Costs of the Work relating to permanent leasehold improvements (provided the portion of the Allowance available for the Plans shall be limited to ten percent (10%), and shall exclude planning for furniture, fixtures and equipment). Tenant shall pay Landlord's out-of-pocket costs, if any, for architectural and engineering review of the Plans and any Engineering Report, and all revisions thereof, and an administrative fee ("Administrative Fee") equal to $[*]of the other Costs of the Work for Landlord's time in reviewing the Plans and Work and coordinating with Tenant's Contractors. Landlord may, if feasible, also charge Tenant for any extra costs reasonably incurred by Landlord as a result of the Work, including but not limited to, any additional after-hours security for the Property common areas due to after-hours construction activity, and costs of any after-hours HVAC consumed in or for the Premises during the Work (based on actual usage as determined by the Building's energy management system); provided, however, that Tenant's contractors shall not be charged for parking (provided that parking by such contractors shall not exceed ten (10) spaces), freight elevator access or loading dock access. The foregoing items may be charged against the Allowance, and if the Allowance shall be insufficient, Tenant shall pay Landlord for such amounts as additional Rent within thirty (30) days after billing. If all or any portion of the Allowance shall not be used for the purposes permitted herein within twelve (12) months after the Commencement Date set forth in the Lease Document, Landlord shall be entitled to the savings and Tenant shall receive no credit therefor; provided that Landlord shall use up to $[*] of any remaining portion of the Allowance that has not been used for the purposes permitted above by the time required herein, to reimburse Tenant's reasonable, direct, out-of pocket costs incurred for having its telecommunications vendor install and connect telecommunications cables in the Premises. Landlord shall make such reimbursement to Tenant, out of any such remaining portion of the Allowance, within thirty (30) days after the following events have occurred: (x) Tenant shall have provided Landlord with paid invoices and other evidence of such costs reasonably satisfactory to Landlord (including lien waivers if applicable), within twelve (12) months days after the Commencement Date has occurred, and (y) Tenant shall not be in Default. Notwithstanding anything to the contrary contained herein, any personal property, trade fixtures or business equipment, including, but not limited to, modular or other furniture, and cabling for communications or computer systems (except as otherwise provided above with respect to cabling), whether or not shown on the Approved Plans, shall be provided by Tenant, at Tenant's sole cost, and the Allowance shall not be used for such purposes. Any cabling remaining in the Premises upon the expiration or earlier termination of the Lease shall become the property of Landlord (without payment by Landlord). All disconnections made by Tenant of any cabling shall be made properly such that, among other things, such cabling is reusable.

     c. Funding and Disbursement. Landlord shall fund and disburse the Allowance within thirty (30) days after the Work has been completed in accordance with the Approved Plans in accordance with the provisions hereof, and Tenant has submitted all invoices, architect's certificates, a Tenant's affidavit, complete unconditional lien waivers and affidavits of payment by all Tenant's Contractors, and such other evidence as Landlord may reasonably require that the cost of the Work has been paid and that no architect's, mechanic's, materialmen's or other such liens have been or may be filed against the Property or the Premises arising out of the design or performance of such Work. Landlord may issue checks to fund the Allowance jointly or separately to Tenant, its general contractor, and any other of Tenant's Contractors.

     II. Planninq. The term "Plans" herein means a "Space Plan," as the same may be superseded by any "Construction Drawings," prepared and approved pursuant to this Section (and as such terms are further defined in Section VII). In the event of any inconsistency between the Space Plan and Construction Drawings, or revisions thereto, as modified to obtain permits, the latest such item approved by Landlord shall control. The term "Approved Plans" herein means the Plans (and any revisions thereof) as approved by Landlord in writing in accordance with this Section.

     a. Tenant's Planners. Tenant shall engage a qualified, licensed architect ("Architect"), subject to Landlord's prior written approval. To the extent required by Landlord or appropriate in connection with preparing the Plans, Tenant shall also engage one or more qualified, licensed engineering firms, e.g. mechanical, electrical, plumbing, structural and/or HVAC ("Engineers"), all of whom shall be designated or approved by Landlord in writing. The term "Tenant's Planners" herein shall refer collectively or individually, as the context requires, to the Architect or Engineers engaged by Tenant, and approved or designated by Landlord in writing in accordance with this Exhibit.

     b. Space Plan, Construction Drawings and Engineering Report. Tenant shall promptly hereafter cause the Architect to submit three (3) sets of a "Space Plan" (as defined in Section VII) to Landlord for approval. Landlord shall, within three (3) working days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval; Landlord agrees to not unreasonably withhold its approval, as further provided in subsection c below. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit three (3) sets of the revised Space Plan to Landlord. The parties shall continue such process in the same time frames until Landlord grants approval. To the extent required by Landlord or the nature of the Work and as further described in Section VII, Tenant shall, after Landlord's approval of the Space Plan: (i) cause the Architect to submit to Landlord for approval "Construction Drawings" (including, as further described in Section VII below, sealed mechanical, electrical and plumbing plans prepared by a qualified, licensed Engineer approved or designated by Landlord), and (ii) cause the Engineers to submit for Landlord's approval a report (the "Engineering Report") indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant, including calculations. Landlord shall, within five (5) working days after receipt thereof (or such longer time as may be reasonably required in order to obtain any additional architectural, engineering or HVAC report or due to other special or unusual features of the Work or Plans), either approve the Construction Drawings and Engineering Report, or disapprove the same advising Tenant of the reasons for disapproval (and Landlord's agrees that any such disapproval shall be on a reasonable basis, as further provided in subsection c below). If Landlord disapproves of the Construction Drawings or Engineering Report, Tenant shall modify and submit revised Construction Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval. The parties shall continue such process in the same time frames until Landlord grants approval. Construction Drawings shall include a usable computer aided design (CAD) file.

     c. Tenant's Planning Responsibility and Landlord's Approval. Tenant has sole responsibility to provide all information concerning its space requirements to Tenant's Planners, to cause Tenant's Planners to prepare the Plans, and to obtain Landlord's final approval thereof (including all revisions). Tenant and Tenant's Planners shall perform independent verifications of all field conditions, dimensions and other such matters), and Landlord shall have no liability for any errors, omissions or other deficiencies therein. Landlord shall not unreasonably withhold approval of any Plans or Engineering Report submitted hereunder, if they provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials (or upgrades) currently being used by Landlord at the Property, are compatible with the Property's shell and core construction, and if no material modifications will be required for the Property's Systems and Equipment (as hereinafter defined), and will not require any structural modifications to the Property, whether required by heavy loads or otherwise, and will not create any potentially dangerous conditions, potentially violate any codes or other governmental requirements, potentially interfere with any other occupant's use of its premises, or potentially increase the cost of operating the Property. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler. communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves Tenant or any other tenant exclusively.

     d. Governmental Approval of Plans; Building Permits. Tenant shall cause Tenant's Contractors (as defined in Section III) to apply for any building permits, inspections and occupancy certificates required for or in connection with the Work. If the Plans must be revised in order to obtain such building permits, Tenant shall promptly notify Landlord, promptly arrange for the Plans to be revised to satisfy the building permit requirements, and shall submit the revised Plans to Landlord for approval as a Change Order under Paragraph e below. Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action. If any such other matters are required, Tenant shall promptly seek to satisfy such requirements (if Landlord first approves in writing), or shall revise the Plans to eliminate such requirements and submit such revised Plans to Landlord for approval in the manner described above.

     e. Changes After Plans Are Approved. If Tenant shall desire, or any governmental body shall require, any changes, alterations, or additions to the Approved Plans, Tenant shall submit a detailed written request or revised Plans (the "Chance Order") to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval. All costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be included in the Costs of the Work under Section I. In the event that the Premises are not constructed in accordance with the Approved Plans, Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects therewith; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease Document.

     III. Contractors and Contracts. Tenant shall engage to perform the Work such contractors, subcontractors and suppliers ("Tenant's Contractors") as Landlord customarily engages or recommends for use at the Property; provided, Tenant may substitute other licensed, bonded, reputable and qualified parties capable of performing quality workmanship. Such substitutions may be made only with Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Such approval shall be granted, granted subject to specified conditions, or denied within three (3) working days after Landlord receives from Tenant a written request for such substitution, containing a reasonable description of the proposed party's background, finances, references, qualifications, and other such information as Landlord may request. For Work involving any mechanical, electrical, plumbing, structural, demolition or HVAC matters, or any Work required to be performed outside the Premises or involving Tenant's entrance, Landlord may require that Tenant select Tenant's Contractors from a list of such contractors (provided that Landlord's gives Tenant at least 3 choices for each trade) or else, for any trade as to which Landlord is unable to give Tenant a choice of 3 Contractors, Tenant may choose its own Contractor for such trade, subject to Landlord's approval which shall not be unreasonably withheld or delayed. All contracts shall contain insurance, indemnity and other provisions consistent herewith. Each contract and subcontract shall guarantee to Tenant and Landlord the replacement or repair, without additional charge, of all defects or deficiencies in accordance with its contract within one (1) year after completion of such work or the correction thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant's Work, and/or the Property and/or common areas, or work which may be damaged or disturbed thereby. Tenant shall give Landlord copies of all contracts and subcontracts promptly after the same are entered.

     IV. Insurance and Indemnity. In addition to any insurance which may be required under the Lease Document, Tenant shall either secure, pay for and maintain, or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Property or Premises, reasonable amounts of customary and appropriate insurance with responsible, licensed insurers, for all insurable risks and liabilities relating to the Work, including commercial general liability with contractual liability coverage ("CGL"), and full replacement value property damage (including installation floater coverage). The CGL policy shall be endorsed to include, as additional insured parties, Landlord, the property management company for the Property, and Landlord's agents, partners, affiliates. All policies shall include a waiver of subrogation in favor of the parties required to be additional insureds hereunder. Such insurance shall be primary to any insurance carried independently by said additional insured parties (which shall be excess and non-contributory). Certificates for such insurance, and the endorsements required hereunder, shall be delivered to Landlord before construction is commenced or any contractor's equipment or materials are moved onto the Property. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the Premises by or for Tenant or Tenant's Contractors, all of the same being at Tenant's sole risk. In the event that during the course of Tenant's Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost. Tenant hereby agrees to protect, defend, indemnify and hold Landlord and its employees, agents, and affiliates harmless from all liabilities, losses, damages, claims, demands, and expenses (including attorneys' fees) arising out of or relating to the Plans or Work.

     V. Performance of Work

     a. Conditions to Commencing Work. Before commencing any Work, Tenant shall:
(i) obtain Landlord's written approval of Tenant's Planners and the Plans, as described in Section II, (ii) obtain and post all necessary governmental approvals and permits as described in Section II, and provide copies thereof to Landlord, (iii) obtain Landlord's written approval of Tenant's Contractors, and provide Landlord with copies of the contracts as described in Section III, and
(iv) provide evidence of insurance to Landlord as described in Section IV.

     b. Compliance and Standards. Tenant shall cause the Work to comply in all respects with the following: (i) the Approved Plans, (ii) the Property Code of the City and State in which the Property is located and Federal, State, County, City or other laws, codes, ordinances, rules, regulations and guidance, as each may apply according to the rulings of the controlling public official, agent or other such person, (iii) applicable standards of the National Board of Fire Underwriters (or successor organization) and National Electrical Code, (iv) applicable manufacturer's specifications, and (v) any work rules and regulations as Landlord or its agent may have adopted for the Property, including any Rules attached as an Exhibit to the Lease Document. Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans. Tenant's Work shall be performed in a thoroughly safe, first-class and workmanlike manner, and shall be in good and usable condition at the date of completion. In case of inconsistency, the requirement with the highest standard protecting or favoring Landlord shall govern.

     c. Property Operations, Dirt, Debris, Noise and Labor Harmony. Tenant and Tenant's Contractors shall make all efforts and take all proper steps to assure that all construction activities do not interfere with the operation of the Property or with other occupants of the Property. Tenant's Work shall be coordinated under Landlord's direction with any other work and other activities being performed for or by other occupants in the Property so that Tenant's Work will not interfere with or delay the completion of any other work or activity in the Property. Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Property. Tenant's Contractors shall comply with any work rules of the Property and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Demolition must be performed after 6:00 p.m. and on weekends, or as otherwise required by Landlord or the work rules for the Property. Construction which creates noise, odors or other matters that may bother other occupants may be rescheduled by Landlord at Landlord's sole discretion. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Work and all cleaning in the Premises must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent occupant, common or mechanical areas. Tenant shall conduct its labor relations and relations with Tenant's Planners and Contractors, employees, agents and other such parties so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Property. If any employees of the foregoing parties strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant or such parties in or about the Premises or Property, Tenant shall immediately close the Premises and remove or cause to be removed all such parties until the dispute has been settled.

     d. Removal of Debris. Tenant's Contractors shall be required to remove from the Premises and dispose of, at least once a day and more frequently as Landlord may reasonably direct, all debris and rubbish caused by or resulting from the Work, and shall not place debris in the Property's waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes. Upon completion of Tenant's Work, Tenant's Contractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Property which has been brought in or created by Tenant's Contractors in the performance of Tenant's Work. If any of Tenant's Contractors shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within 48 hours after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and bill the cost thereof to Tenant.

     e. Completion and General Requirements. Tenant shall take all actions necessary to cause Tenant's Planners to prepare the Approved Plans, and to cause Tenant's Contractors to obtain permits or other approvals, diligently commence and prosecute the Work to completion, and obtain any inspections and occupancy certificates for Tenant's occupancy of the Premises by the Commencement Date set forth in the Lease Document. Any delays in the foregoing shall not serve to abate or extend the time for the Commencement Date or commencement of Rent under the Lease Document, except to the extent of one (1) day for each day that Landlord delays approvals required hereunder beyond the times permitted herein without good cause, provided substantial completion of the Work and Tenant's ability to reasonably use the Premises by the Commencement Date (or by such later date when Tenant would otherwise have substantially completed the Work) is actually delayed thereby. Tenant shall impose on and enforce all applicable terms of this Exhibit against Tenant's Planners and Tenant's Contractors. Tenant shall notify Landlord upon completion of the Work (and record any notice of completion contemplated by law). To the extent reasonably appropriate based on the nature of the Work, Tenant shall provide Landlord with "as built" drawings no later than thirty (30) days after completion of the Work.

     f. Landlord's Role and Rights. The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and Tenant's Contractors engaged by Tenant. Landlord and its managing agent shall have no responsibility for construction means, methods or techniques or safety precautions in connection with the Work, and do not guarantee that the Plans or Work will be free from errors, omissions or defects, and shall have no liability therefor. Landlord's approval of Tenant's Plans and contracts, and Landlord's designations, lists, recommendations or approvals concerning Tenant's Planners and Contractors shall not be deemed a warranty as to the quality or adequacy thereof or of the Plans or the Work, or the design thereof, or of its compliance with laws, codes and other legal requirements. Tenant shall permit access to the Premises, and inspection of the Work, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being planned, constructed and installed and following completion of the Work. If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within two (2) business days after notice by Landlord, Landlord shall have the right, but not the obligation, to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing the Work to cease the Work and remove its equipment and employees from the Property. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work required to cure or complete any Work which has violated this Exhibit or which pertains to patching of the Work (and which Tenant has failed to cure within ten
(10) days after notice from Landlord), or involves Work outside the Premises, or affects the base building core or structure or Systems and Equipment for the Property.

     VI. HVAC Balancing, As a final part of the Work, Tenant shall cause its contractor to perform air balancing tests and adjustments on all areas of the Premises served by the air handling system that serves the areas in which the Work is performed (including any original space and any additional space being added to the Premises in connection herewith). Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Property or Premises as a result of the Work. If such disturbances or deficiencies result, and Tenant's contractor does not properly correct the same, Landlord reserves the right, after fifteen (15) days notice to Tenant, to correct the same and restore the services to Landlord's reasonable satisfaction, at Tenant's reasonable expense.

     VII. Certain Definitions

     a. "Space Plan" herein means, to the extent required by the nature of the Work, detailed plans (including any so-called "pricing plans"), including a fully dimensioned floor plan and drawn to scale, showing: (i) demising walls, interior walls and other partitions, including type of wall or partition and height, and any demolition or relocation of walls, and details of space occupancy and density, (ii) doors and other openings in such walls or partitions, including type of door and hardware, (iii) electrical and computer outlets, circuits and anticipated usage therefore, (iv) any special purpose rooms, any sinks or other plumbing facilities, heavy items, and any other special electrical, HVAC or other facilities or requirements, including all special loading and related calculations, (v) any space planning considerations to comply with fire or other codes or other governmental or legal requirements,
(vi) finish selections, and (vii) any other details or features requested by Architect, Engineer or Landlord, or otherwise required, in order for the Space Plan to serve as a basis for Landlord to approve the Work, and for Tenant to contract and obtain permits for the Work, or for the Space Plan to serve as a basis for preparing Construction Drawings.

     b. "Construction Drawings" herein means, to the extent required by the nature of the Work, fully dimensioned architectural construction drawings and specifications, and any required engineering drawings, specifications and calculations (including mechanical, electrical, plumbing, structural, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and any other details or features requested by Architect, Engineer or Landlord in order for the Construction Drawings to serve as a basis for Landlord to approve the Work, and for Tenant to contract and obtain permits for the Work.

     c. "Work" herein means: (i) the improvements and items of work shown on the final Approved Plans (including changes thereto), and (ii) any preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work).

     VIII. Liens. Tenant shall pay all costs for the Plans and Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with the Plans and Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under the Lease Document payable upon demand, without limitation as to other remedies available to Landlord.

     IX. Miscellaneous

     a. Interpretation; Original Lease. If this Work Letter is attached as an Exhibit to an amendment to an existing lease ("Original Lease"), whether such amendment adds space, relocates the Premises or makes any other modifications, the term "Lease Document" herein shall refer to such amendment, or the Original Lease as amended, as the context implies. By way of example, in such case, references to the "Premises" and "Commencement Date" herein shall refer, respectively, to such additional or relocated space and the effective date for delivery thereof under such amendment, unless expressly provided to the contrary herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease Document.

     b. General Matters. This Exhibit is intended to supplement and be subject to the provisions of the Lease Document, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties. This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease Document or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease Document, whether by any options or rights under the Lease Document or otherwise, unless expressly so provided in the Lease Document or any amendment or supplement thereto. The Lease Document and this Exhibit are not intended to create any third-party beneficiaries; without limiting the generality of the foregoing, no Tenant Contractors or Tenant Planners shall have any legal or beneficial interest in the Allowance. The rights granted in this Exhibit are personal to Tenant as named in the Lease Document, and are intended to be performed for such Tenant's occupancy of the Premises. Under no circumstance whatsoever shall any assignee or subtenant have any rights under this Exhibit. Any remaining obligations of Landlord under this Exhibit not theretofore performed shall concurrently terminate and become null and void if Tenant subleases or assigns the Lease Document with respect to all or any portion of the Premises, or seeks or proposes to do so (or requests Landlord's consent to do so), or if Tenant or any current or proposed affiliate thereof issues any written statement indicating that Tenant will no longer move its business into, or that Tenant will vacate and discontinue its business from, the Premises or any material portion thereof. Any termination of Landlord's obligations under this Exhibit pursuant to the foregoing provisions shall not serve to terminate or modify any of Tenant's obligations under the Lease Document. In addition, notwithstanding anything to the contrary contained herein, Landlord's obligations under this Exhibit, including obligations to perform any work, or provide any Allowance or rent credit, shall be subject to the condition that Tenant shall be in compliance with the material terms of the Lease (including all terms providing for the timely payment of rent), and shall not have committed a violation under the Lease by the time that Landlord is required to perform such work or provide such Allowance or rent credit.

                                    EXHIBIT C

                                                                 CMD 116B (1/02)
                                                                    MARKET RATES

                                EXTENSION OPTION

     1. OPTION TO EXTEND. Subject to the other provisions hereof, Landlord hereby grants Tenant one option ("Extension Option") to extend the current Term of the Lease for an additional period of five (5) consecutive years from the expiration of the prior period ("Extension Period"), on the same terms and conditions then in effect under this Lease immediately prior to the Extension Period, except as modified by the "Market Rates, Terms and Conditions" further described below, and Tenant shall have no further option to extend. Tenant may exercise the Extension Option only by giving Landlord written notice thereof ("Tenant's Exercise Notice") no earlier than twelve (12) and no later than nine
(9) full calendar months prior to commencement of the subject Extension Period. Tenant's Exercise Notice shall be unconditional and irrevocable (except as expressly provided herein).

     2. MARKET RATES, TERMS AND CONDITIONS; DISAGREEMENT. Within thirty (30) days after receiving Tenant's Exercise Notice, Landlord shall provide Tenant with notice ("Landlord's Notice") of the Market Rates, Terms and Conditions. The term "Market Rates, Terms and Conditions" herein shall mean Landlord's good faith determination of the Base Rent and other terms and conditions that a comparable, ready and willing landlord, and a comparable, ready and willing tenant, would mutually accept on a negotiated arm's length basis for a lease extension for the Premises for the subject Extension Period in the 44th Street submarket, taking into account when the Extension Period will commence and expire, the location, quality and age of the Building, the location, size, configuration and use of the Premises, the method of determining rentable area, that the Premises constitutes non-sublease, unencumbered, non-equity space, and any other relevant term or provision in making such determination; provided, that if the then current Market Rates, Terms and Conditions include leasehold improvements or an allowance therefore or any other economic concessions or incentives, then Landlord shall, at its option, either provide such items or Landlord shall adjust the Base Rent to take into account any items which Landlord has elected not to provide. If the Market Rates, Terms and Conditions determined by Landlord are not acceptable to Tenant, then Tenant may, no later than fifteen (15) days after Landlord's Notice, either: (a) revoke its exercise of the Extension Option by notice ("Tenant Revocation Notice") to Landlord, in which case the Extension Option and Tenant's exercise thereof shall thereupon be null and void, or (b) leave Tenant's Exercise Notice irrevocably and unconditionally in effect and provide notice ("Arbitration Request Notice") of Tenant's desire to arbitrate in accordance with this Exhibit. If Tenant fails to provide a Tenant Revocation Notice or Arbitration Request Notice within the time required herein, then Tenant shall be deemed to have unconditionally and irrevocably exercised the Extension Option and accepted the Market Rates, Terms and Conditions in Landlord's Notice.

     3. ARBITRATION. If Tenant provides an Arbitration Request Notice within the time required herein, each party shall within the next fifteen (15) days, at its own cost and expense, give notice ("Arbitration Appointment Notice") to the other party appointing a licensed commercial real estate broker with at least seven (7) years of full-time experience leasing comparable office space in comparable buildings in the same market area to determine the Base Rent component ("Base Rent Component") of the Market Rates, Terms and Conditions, including any fixed increases in such Base Rent Component, taking into account the other provisions of this Exhibit, and the other components of the Market Rates. Terms and Conditions contained in Landlord's Notice (such as whether such Market Rates, Terms and Conditions include leasehold improvements or other economic concessions, or a base year or stop level for Taxes or Expenses). If a party does not appoint such a broker within such fifteen (15) day period, and so fails for an additional fifteen (15) day period following further notice from the other party requesting such appointment, and giving notice of the name of its broker, the single broker appointed shall be the sole broker and shall reasonably and in good faith determine the Base Rent Component. If the two brokers are appointed by the parties as stated herein, they shall meet promptly and attempt to determine the Base Rent Component. If they are unable to agree on the Base Rent Component within fifteen (15) days after the second broker has been appointed, they shall elect a third broker meeting the standards set forth above, and who has not previously acted in any capacity for either party, within fifteen (15) days thereafter. Each of the parties hereto shall bear one-half of the cost of appointing the third broker and of paying the third broker's fee. Within fifteen (15) days after the selection of the third broker, a majority of the brokers shall determine the Base Rent Component. If a majority of the brokers are unable to determine the Base Rent Component within such period, each broker shall thereupon submit his final determination in writing, the three determinations shall be added together and the total divided by three, and the resulting quotient shall be the Base Rent Component, subject to the following provisions. If the low or high determination are more than ten (10) percent lower and/or higher than the middle determination, the low determination and/or the high determination shall be disregarded. If only one determination is disregarded, the remaining two determinations shall be added together and their total divided by two, and the resulting quotient shall be the Base Rent Component. If both the low determination and the high determination are disregarded as provided herein, the middle determination shall be the Base Rent Component. If, for any reason, the Base Rent Component has not been resolved by the commencement of the Extension Period, Tenant shall commence paying Base Rent, Taxes, Expenses and other sums in accordance with Landlord's Notice on the commencement of the Extension Period, subject to retroactive and prospective adjustment after the matter is resolved. An arbitration decision made in accordance with this Exhibit shall be final and binding on the parties. Tenant and the brokers shall be required to keep all matters pertaining to the arbitration strictly confidential and shall be required to sign such confidentiality agreements as Landlord reasonably requires.

     4. GENERAL MATTERS. If Tenant validly exercises the Extension Option, Tenant shall execute an amendment ("Extension Amendment") to confirm the extension of the Term, within fifteen (15) days after Landlord reasonably prepares and provides the same to Tenant. The Extension Option herein shall, at Landlord's election, be conditioned on the Lease being in full force and effect, and Tenant not then being in default beyond any applicable cure period under the Lease, at the time Tenant seeks to exercise the Extension Option, or at any time thereafter and prior to commencement of the Extension Period. If Tenant shall fail to properly and timely exercise the Extension Option, then the Extension Option shall thereupon terminate. STRICT COMPLIANCE AND TIMELINESS IN GIVING TENANT'S NOTICES AND SIGNING THE EXTENSION AMENDMENT HEREUNDER IS OF THE ESSENCE OF THIS PROVISION. The rights granted in this Exhibit are personal to Tenant as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document, or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Exhibit. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment Tenant's rights under this Exhibit shall concurrently terminate and become null and void.

                                    EXHIBIT D

                                                                 CMD 117C (1/02)
                                                                 VACANT/OCCUPIED
                                                                EXPANSION SPACES

                                 RIGHT OF OFFER

     1. RIGHT OF OFFER. Landlord hereby grants Tenant a right of offer ("Right Of Offer") to lease all rentable space on the 4th (fourth) floor of the Property that is not currently included in the Premises (collectively referred to herein as the "Expansion Space"), all on and subject to the following provisions; provided, this Right of Offer and Landlord's obligation to provide a "Landlord Notice" shall be in effect commencing on the Extension Date.

     2. LANDLORD'S NOTICE OF EXPANSION TERMS. While this Right of Offer is in effect, landlord shall notify Tenant in writing ("landlord's Notice"): (i) as to any currently available portions of the Expansion Space, when Landlord enters or intends to enter negotiations with a third party to lease the Expansion Space (and landlord's good faith determination of whether negotiations have been entered or are about to be entered shall be conclusive and binding upon the parties), or (ii) as to any currently unavailable portions of the Expansion Space, when such areas become available, or (iii), at Landlord's option, at any time prior thereto or thereafter, but in any event prior to leasing the Expansion Space to another party. Landlord's Notice shall set forth the terms ("Expansion Terms") on which landlord proposes to lease the Expansion Space to Tenant, including, but not limited to, a date for the commencement of the lease thereof ("Expansion Space Commencement Date"), and the other items as further set forth below.

     a. Expansion Space Commencement Date Within First 180 Days. If the Expansion Space Commencement Date will occur within the first 180 days after the Extension Date set forth in Section 1 of this Amendment, landlord's Notice shall set forth "Expansion Terms" as follows: (i) an Expansion Space Commencement Date, (ii) an expiration date therefor, which shall be co-terminous with the Extended Term of this Lease (as the same may be extended pursuant to Exhibit C),
(iii) rentable area, (iv) monthly Base Rent and scheduled increases therein (which shall be the same rates per square foot of rentable area as contained in Section 4 of this Amendment then in effect with respect to the Original Premises hereunder), (v) Tenant's Share of operating costs applicable to the Expansion Space (any so-called Expense Stop shall be the same as set forth in Section 5 of this Amendment), and (vi) that the space shall be provided in "as is" condition at the time possession is delivered, except that Landlord shall provide an allowance ("Expansion Allowance") towards Tenant's reasonable direct out-of pocket costs of designing and performing permanent leasehold improvements to the Expansion Space of up to $[*] times the number of square feet of usable area of the subject Expansion Space.

     b. Expansion Space Commencement Date After 180 Days. If the Expansion Space Commencement Date will occur more than 180 days after the Extension Date set forth in Section 1 of this Amendment, then Landlord's Notice shall set forth "Expansion Terms" on which landlord proposes to lease the Expansion Space to Tenant, including, but not limited to, an Expansion Space Commencement Date, and an expiration date therefor or whether the term therefor will be co-terminous with the Term of this Lease, rentable area, monthly base rent and any scheduled increases therein, Tenant's share of taxes, expenses and other such items (and any base year or stop level therefor), any tenant improvements or allowance therefor, and any other terms and conditions, as determined in landlord's good faith discretion, taking into account any "Comparable Expansions" as described in Paragraph 4 below, and any comparable expansion terms generally being provided for comparable tenants of comparable financial condition for comparable non-sublease space in comparable buildings in the vicinity for time periods that are substantially the same as the period of time during which the Expansion Space will be leased to Tenant.

     c. General Terms. Except as set forth in Landlord's Notice, the Expansion Terms shall be deemed to include the same terms then in effect on the Expansion Space Commencement Date, and thereafter scheduled to be in effect, under the Lease (with any matters in the Lease based on square footage adjusted proportionately to reflect the rentable area of the Expansion Space and Landlord's then-current Building standard ratios and policies).

     3. TENANT'S NOTICE AND FINANCIAL INFORMATION; CONFIRMATION OR DISAGREEMENT CONCERNING MARKET TERMS. Within five (5) days after Landlord's Notice, Tenant shall deliver to Landlord either: (a) a notice ("Tenant's Acceptance Notice") accepting Landlord's determination of the Expansion Terms set forth in Landlord's Notice, or (b) a notice ("Tenant's Expansion Terms Notice") of Tenant's good faith determination of the Expansion Terms and reasons therefor; provided that Tenant shall have the right to send a Tenant's Expansion Terms Notice only if the expansion is pursuant to 2.b above. Tenant's Acceptance Notice or Tenant's Expansion Terms Notice shall include financial information for Tenant's business comparable to the information provided in connection with entering into this Lease document. If Landlord determines in good faith that Tenant's financial condition is worse than the condition that Landlord accepted when the parties entered into this Lease document, Landlord may withdraw Landlord's Notice and the Right of Offer, or provide a new Landlord's Notice with reasonably modified Expansion Terms or reasonable additional security requirements taking into account Tenant's financial condition.

     4. LETTER OF INTENT AND EXPANSION DOCUMENTATION. If Tenant provides a timely Tenant's Expansion Terms Notice, the parties shall seek to agree on the Expansion Terms in the form of a non-binding letter of intent ("Letter of Intent") during the period ("Negotiation Period") ending ten (10) days after Landlord's Notice. In connection with such negotiations, Landlord shall at Tenant's request, provide copies of the pages containing the basic economic provisions from any comparable negotiated expansions at the Property (with the names and suite numbers of the other tenants covered over) that are reasonably relevant to the determination of Market Rates, Terms and Conditions as described in Paragraph 2.b above ("Comparable Expansions"), as reasonable determined by Landlord. If Tenant delivers a timely Tenant's Acceptance Notice, or if the parties enter into the Letter of Intent concerning the Expansion Terms during the Negotiation Period, then the parties shall seek to agree on and enter into a mutually acceptable formal written expansion amendment to the Lease ("Expansion Documentation") setting forth the final and definitive Expansion Terms and other mutually acceptable provisions for the Expansion Space during the period ("Documentation Period") ending ten (10) days after Landlord's Notice. Once Tenant provides either Tenant's Acceptance Notice or Tenant's Expansion Terms Notice exercising Tenant's Right of Offer, Landlord shall have no further obligation to provide a Landlord's Notice respecting the Expansion Space included in Landlord's Notice (provided, this Right of Offer shall continue to apply to any portions of the Expansion Space that were not included in Landlord's Notice as further provided below). If Tenant fails to validly exercise such Right Of Offer, or fails to sign and deliver the Expansion Documentation to Landlord, strictly in accordance with the terms hereof, such Right Of Offer shall be deemed to have lapsed and expired as to the Expansion Space that was included in Landlord's Notice, and Landlord may thereafter freely lease all or a portion of the Expansion Space that was included in Landlord's Notice to any other party, at any time, on any terms, in Landlord's sole discretion; provided, despite Tenant's waiver, this Right of Offer shall continue to apply to any portions of the Expansion Space that were not included in Landlord's Notice as further provided below; and further provided, despite Tenant's waiver, this Right of Offer shall: (a) continue to apply to any portions of the Expansion Space that were not included in Landlord's Notice as further provided below, and (b) apply again to the Expansion Space (or such portion thereof as may have been included in Landlord's Notice) if Landlord fails to enter into a lease document for the Expansion Space (or such portion thereof, as the case may be) within six
(6) months after Tenant waives this Right of Offer as to such area. TIME PERIODS AND STRICT COMPLIANCE IN GIVING TENANT'S NOTICE AND IN TENANT'S SIGNING AND DELIVERING THE EXPANSION DOCUMENTATION, ARE OF THE ESSENCE OF THIS RIGHT OF OFFER.

     5. OFFERING PORTIONS OF EXPANSION SPACE; ADJUSTMENTS TO EXPANSION SPACE; PRIOR RIGHTS. This Right Of Offer shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof (unless only a portion of the Expansion Space shall be included in Landlord's Notice). If only a portion of the Expansion Space shall be included in Landlord's Notice, this Right of Offer shall apply to such portion, and shall thereafter apply to such other portions of the Expansion Space as they become the subject of Landlord's Notices, subject to good faith adjustments by Landlord in the size, configuration and location of such remaining portions. If the Expansion Space is part of a larger space that Landlord desires to lease as a unit, then Landlord's Notice shall, at Landlord's option, identify the entire such space and the Expansion Terms therefor, and in such case, this Right Of Offer shall apply only to such entire space. Landlord reserves the right at any time prior to sending, or as part of, Landlord's Notice, to substitute for the Expansion Space other space (herein referred to as the "new expansion space") in the Building or another building in the same complex or in the vicinity, provided the new expansion space shall be similar to the Expansion Space in size (up to 10% larger or smaller); at Landlord's option, the new expansion space may overlap with and include a portion of the then current Expansion Space. This Right Of Offer shall be subject to the then existing tenants or occupants of the Expansion Space renewing their existing leases whether pursuant to options to extend previously granted or otherwise, and such Right Of Offer, and any rights of Tenant to extend the Term of the Lease with respect to the Expansion Space, are subordinate to, and limited by, any rights of any other parties to lease the Expansion Space granted prior to full execution and delivery of this document.

     6. MISCELLANEOUS. This Right Of Offer is subject to the condition that the Lease be in full force and effect, and that Tenant not then be in default beyond any applicable cure period under the Lease on the date when Landlord provides or would otherwise provide Landlord's Notice, or at any time thereafter and prior to the Expansion Space Commencement Date. The rights granted in this Exhibit are personal to Tenant as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document, or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Exhibit. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment Tenant's rights under this Exhibit shall concurrently terminate and become null and void. If Tenant shall exercise the Right Of Offer herein, Landlord does not guarantee to deliver possession of the Expansion Space on the Expansion Space Commencement Date due to continued possession by the then existing occupants or any other reason beyond Landlord's reasonable control. In such event, rent and other charges with respect to the Expansion Space shall be abated until Landlord delivers the same to Tenant (except to the extent that Tenant or its affiliates, agents, employees or contractors cause the delay), as Tenant's sole recourse. Tenant's exercise of this Right of Offer is intended to supersede any rights of Tenant under the Lease to reduce or relocate the Premises, or terminate the Lease early, and all such provisions shall thereupon be automatically deleted. Tenant's failure to exercise this Right of Offer in accordance with the terms of this Exhibit is intended to supersede any other rights of Tenant under other provisions of the Lease to expand or relocate the Premises, and all such other provisions shall thereupon be automatically deleted.

                                    EXHIBIT E

                                                                 CMD 117A (1/02)
                                                                  RIGHT OF OFFER
                                                        OCCUPIED EXPANSION SPACE

                                 RIGHT OF OFFER

     1. RIGHT OF OFFER. Landlord hereby grants Tenant a right of offer ("Right Of Offer") to lease the space shown on Exhibit A, currently known as Suite 1100 and Suite 1150 (the "Expansion Space"), which shall be deemed to contain 3,227 square feet of rentable area and 8,232 square feet of rentable area, respectively, for current purposes hereof, all on and subject to the following provisions; provided, this Right of Offer and Landlord's obligation to provide a "Landlord Notice" shall be in effect commencing on the Extension Date.

     2. LANDLORD'S NOTICE OF EXPANSION TERMS. While this Right of Offer is in effect, Landlord shall notify Tenant in writing ("Landlord's Notice"): (i) within thirty (30) days after the Expansion Space becomes legally available to lease, or (ii) at such earlier time as Landlord shall be in a position to project when the Expansion Space will be legally available to lease, advising Tenant of such projected date, or (iii) at any time thereafter but prior to leasing the Expansion Space to another party. Landlord's Notice shall set forth the terms ("Expansion Terms") on which Landlord proposes to lease the Expansion Space to Tenant, including, but not limited to, a date for the commencement of the lease thereof ("Expansion Space Commencement Date"), an expiration date therefor or whether the term therefor will be coterminous with the Term of this Lease, rentable area, monthly base rent and any scheduled increases therein, Tenant's share of taxes, expenses and other such items (and any base year or stop level therefor), any tenant improvements or allowance therefor, and any other terms and conditions, as determined in Landlord's good faith discretion, taking into account any "Comparable Expansions" as described in Paragraph 4 below, and any comparable expansion terms generally being provided for comparable tenants of comparable financial condition for comparable non-sublease space in comparable buildings in the vicinity for time periods that are substantially the same as the period of time during which the Expansion Space will be leased to Tenant. Except as set forth in Landlord's Notice, the Expansion Terms shall be deemed to include the same terms then in effect on the Expansion Space Commencement Date, and thereafter scheduled to be in effect, under the Lease (with any matters in the Lease based on square footage adjusted proportionately to reflect the rentable area of the Expansion Space and Landlord's then current Building-standard ratios and policies).

     3. TENANT'S NOTICE AND FINANCIAL INFORMATION; CONFIRMATION OR DISAGREEMENT CONCERNING MARKET TERMS. Within five (5) days after Landlord's Notice, Tenant shall deliver to Landlord either: (a) a notice ("Tenant's Acceptance Notice") accepting Landlord's determination of the Expansion Terms set forth in Landlord's Notice, or (b) a notice ("Tenant's Expansion Terms Notice") of Tenant's good faith determination of the Expansion Terms and reasons therefor. Tenant's Acceptance Notice or Tenant's Expansion Terms Notice shall include financial information for Tenant's business comparable to the information provided in connection with entering into this Lease document. If Landlord determines in good faith that Tenant's financial condition is worse than the condition that Landlord accepted when the parties entered into this Lease document, Landlord may withdraw Landlord's Notice and the Right of Offer, or provide a new Landlord's Notice with reasonably modified Expansion Terms or reasonable additional security requirements taking into account Tenant's financial condition.

     4. LETTER OF INTENT AND EXPANSION DOCUMENTATION. If Tenant provides a timely Tenant's Expansion Terms Notice, the parties shall seek to agree on the Expansion Terms in the form of a non-binding letter of intent ("Letter of Intent") during the period ("Negotiation Period") ending ten (10) days after Landlord's Notice. In connection with such negotiations,

Landlord shall at Tenant's request, provide copies of the pages containing the basic economic provisions from any comparable negotiated expansions at the Property (with the names and suite numbers of the other tenants covered over) that are reasonably relevant to the determination of Market Rates, Terms and Conditions as described in Paragraph 2 above ("Comparable Expansions"), as reasonable determined by Landlord. If Tenant delivers a timely Tenant's Acceptance Notice, or if the parties enter into the Letter of Intent concerning the Expansion Terms during the Negotiation Period, then the parties shall seek to agree on and enter into a mutually acceptable formal written expansion amendment to the Lease ("Expansion Documentation") setting forth the final and definitive Expansion Terms and other mutually acceptable provisions for the Expansion Space during the period ("Documentation Period") ending ten (10) days after Landlord's Notice. Once Tenant provides either Tenant's Acceptance Notice or Tenant's Expansion Terms Notice exercising Tenant's Right of Offer, Landlord shall have no further obligation to provide a Landlord's Notice respecting the Expansion Space included in Landlord's Notice (provided, this Right of Offer shall continue to apply to any portions of the Expansion Space that were not included in Landlord's Notice as further provided below). If Tenant fails to validly exercise such Right Of Offer, or fails to sign and deliver the Expansion Documentation to Landlord, strictly in accordance with the terms hereof, such Right Of Offer shall be deemed to have lapsed and expired as to the Expansion Space that was included in Landlord's Notice, and Landlord may thereafter freely lease all or a portion of the Expansion Space that was included in Landlord's Notice to any other party, at any time, on any terms, in Landlord's sole discretion; provided, despite Tenant's waiver, this Right of Offer shall continue to apply to any portions of the Expansion Space that were not included in Landlord's Notice as further provided below; and further provided, despite Tenant's waiver, this Right of Offer shall: (a) continue to apply to any portions of the Expansion Space that were not included in Landlord's Notice as further provided below, and (b) apply again to the Expansion Space (or such portion thereof as may have been included in Landlord's Notice) if Landlord fails to enter into a lease document for the Expansion Space (or such portion thereof, as the case may be) within six (6) months after Tenant waives this Right of Offer as to such area. TIME PERIODS AND STRICT COMPLIANCE IN GIVING TENANT'S NOTICE. AND IN TENANT'S SIGNING AND DELIVERING THE EXPANSION DOCUMENTATION, ARE OF THE ESSENCE OF THIS RIGHT OF OFFER.

     5. OFFERING PORTIONS OF EXPANSION SPACE; ADJUSTMENTS TO EXPANSION SPACE; PRIOR RIGHTS. This Right Of Offer shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof (unless only a portion of the Expansion Space shall be included in Landlord's Notice). If only a portion of the Expansion Space shall be included in Landlord's Notice, this Right of Offer shall apply to such portion, and shall thereafter apply to such other portions of the Expansion Space as they become the subject of Landlord's Notices, subject to good faith adjustments by Landlord in the size, configuration and location of such remaining portions. If the Expansion Space is part of a larger space that Landlord desires to lease as a unit, then Landlord's Notice shall, at Landlord's option, identify the entire such space and the Expansion Terms therefor, and in such case, this Right Of Offer shall apply only to such entire space. Landlord reserves the right at any time prior to sending, or as part of, Landlord's Notice, to substitute for the Expansion Space other space (herein referred to as the "new expansion space") in the Building or another building in the same complex or in the vicinity, provided the new expansion space shall be similar to the Expansion Space in size (up to 10% larger or smaller); at Landlord's option, the new expansion space may overlap with and include a portion of the then current Expansion Space. This Right Of Offer shall be subject to the then existing tenants or occupants of the Expansion Space renewing their existing leases whether pursuant to options to extend previously granted or otherwise, and such Right Of Offer, and any rights of Tenant to extend the Term of the Lease with respect to the Expansion Space, are subordinate to, and limited by, any rights of any other parties to lease the Expansion Space granted prior to full execution and delivery of this document.

     6. MISCELLANEOUS. This Right Of Offer is subject to the condition that the Lease be in full force and effect, and that Tenant not then be in default beyond any applicable cure period under the Lease on the date when Landlord provides or would otherwise provide Landlord's Notice, or at any time thereafter and prior to the Expansion Space Commencement Date. The rights granted in this Exhibit are personal to Tenant as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document, or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Exhibit. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment Tenant's rights under this Exhibit shall concurrently terminate and become null and void. If Tenant shall exercise the Right Of Offer herein, Landlord does not guarantee to deliver possession of the Expansion Space on the Expansion Space Commencement Date due to continued possession by the then existing occupants or any other reason beyond Landlord's reasonable control. In such event, rent and other charges with respect to the Expansion Space shall be abated until Landlord delivers the same to Tenant (except to the extent that Tenant or its affiliates, agents, employees or contractors cause the delay), as Tenant's sole recourse. Tenant's exercise of this Right of Offer is intended to supersede any rights of Tenant under the Lease to reduce or relocate the Premises, or terminate the Lease early, and all such provisions shall thereupon be automatically deleted. Tenant's failure to exercise this Right of Offer in accordance with the terms of this Exhibit is intended to supersede any other rights of Tenant under other provisions of the Lease to expand or relocate the Premises, and all such other provisions shall thereupon be automatically deleted.

                                    EXHIBIT F

                                                               CMD 111D-1 (3/01)
                                                         DIFFERENT PARKING AREAS
                                                                   FOR AMENDMENT

                                     PARKING

     1. AMENDMENT; DELETION OF PRIOR PARKING. This Exhibit is attached to an amendment to an existing lease, and the term "Lease" herein shall refer to such amendment, or the existing lease as amended, and terms such as "Commencement Date" shall refer to analogous terms in such amendment, as the context reasonably implies. This Exhibit supersedes any parking rights previously granted under the Lease or any other parking agreements between the parties, all of which are hereby deleted and/or superseded.

     2. SPACES. Tenant hereby agrees to license from Landlord and Landlord agrees to license to Tenant, for the Extended Term, the use by Tenant and its employees occupying the Premises designated by Tenant:

     Area A Covered Unreserved Spaces: sixty-two (62) parking spaces on the Extension Date and an additional twelve (12) parking spaces on the Additional Premises Commencement Date, for a total of seventy-four (74) parking spaces, in the area of the Parking Facility known or described as the Garage ("Area A") on a non-exclusive, unassigned basis, subject to the other provisions hereof.

     Area B Uncovered Unreserved Spaces: twenty-eight (28) parking spaces on the Extension Date and an additional five (5) parking spaces on the Additional Premises Commencement Date, for a total of thirty-three (33) parking spaces, in the area of the Parking Facility known or described as the Garage Rooftop or Uncovered Surface ("Area B") on a nonexclusive, unassigned basis, subject to the other provisions hereof.

     Covered Reserved Spaces: sixteen (16) parking spaces on the Extension Date and an additional three (3) parking spaces on the Additional Premises Commencement Date, for a total of nineteen (19) reserved parking spaces in the Garage area of the Parking Facility ("Reserved Spaces"), subject to the other provisions hereof. Such Reserved Spaces shall be assigned parking spaces identified with Tenant's name in accordance with Landlord's standard procedures, provided Landlord shall have no the obligation to tow vehicles that are improperly parked in such assigned spaces (but Landlord reserves the right to do so after receiving notice thereof from Tenant or otherwise).

     3. CHARGES. Tenant shall pay Landlord the monthly charges established from time to time by Landlord for such spaces, in advance, on the first day of each calendar month of the License Term, plus any sales or other tax thereon, concurrently with Tenant's payment of monthly Base Rent (but, at Landlord's option, by separate check payable to Landlord's agent or parking facility operator). No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant. Failure to pay in advance by the first day of each month will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. The initial charges for such spaces are as follows:

     Area A Spaces: $30.00 per space per month, or a total monthly charge of $1,860.00 on the Extension Date and $2,200.00 on the Additional Premises Commencement Date for all such Area A Spaces, plus any sales or other tax thereon, provided, however, that such charges shall be abated for the first 18 months of the Extended Term.

Area B Spaces:   $--0-- during the Extended Term.

Reserved Spaces: $--0-- during the Extended Term.

     4. OTHER PROVISIONS. The term ("License Term") of this license shall commence on the Commencement Date, and shall continue until the earlier to occur of the expiration or earlier termination of the Lease, or at Landlord's option without prior notice after Tenant's abandonment of the Premises or parking spaces hereunder. Landlord reserves the right to relocate any of the above spaces from any Area to another Area of the Parking Facility from time to time upon ten (10) days notice to Tenant. Tenant may. from time to time, request additional parking spaces, and if Landlord shall provide the same, such spaces shall be provided and used on a month-to-month basis, and otherwise on the other terms and provisions herein, and for such monthly parking charges as Landlord shall establish from time to time. All spaces hereunder shall be used solely for the purpose of parking non-commercial passenger vehicles. As a condition to the use of such spaces, Landlord may require that Tenant and/or each individual using such spaces sign and comply with such further documentation as any parking facility management company for the Parking Facility may require. Tenant may transfer the parking rights hereunder pro rata to the subtenant or assignee in connection with a sublease or assignment of this Lease. However, Tenant shall not otherwise assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer, the rights under this Exhibit, by operation of law or otherwise, nor sublicense the parking spaces hereunder, nor permit the use thereof by any parties other than Tenant and its employees (and any attempt to engage in such a transfer of the parking rights hereunder shall, at Landlord's written election, be null and void ab initio). Notwithstanding the foregoing to the contrary, any Reserved Spaces hereunder are personal to the initial Tenant named in this Lease, and if the number of parking spaces hereunder exceeds the number derived by applying Tenant's Share (as defined in the Lease) to the number of unassigned spaces designated to serve the Building ("Above Standard Ratio"), Tenant's rights to such Above Standard Ratio are personal to the initial Tenant named in this Lease, and Landlord reserves the right in connection with any sublease, assignment or other transfer of or under the Lease, or at anytime thereafter, to convert any Reserved Spaces to General Spaces and/or to reduce the number of spaces hereunder to eliminate the Above Standard Ratio. The parking spaces hereunder shall be subject to the Rules set forth below, except to the extent expressly inconsistent herewith.

                                  PARKING RULES

     (i) Cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; in areas requiring an attendant or security personnel, hours shall be reasonably established by Landlord or its parking operator from time to time; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and
(e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

     (ii) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.

     (iii) Except as may be specifically granted in this Exhibit, parking for Tenant and its employees and visitors shall be in areas designated by Landlord from time to time on a non-exclusive "first come, first served," unassigned basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and
(z) restrict or prohibit full size vans and other large vehicles.

     (iv) In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the Parking Facility in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

                               LEASE AMENDMENT SIX

                                                                 CMD 177A (8/98)

                           (EXPANSION/CO - TERMINOUS)

     THIS LEASE AMENDMENT SIX ("Amendment') is made and entered into as of the 1st day of April, 2003 by and between CMD Realty Investment Fund IV, L.P. an Illinois limited partnership ("Landlord") and Mesa Air Group, Inc., a Nevada corporation ("Tenant").

     A. Landlord and Tenant are the current parties to that certain lease ("Original Lease") dated October 16, 1998, for premises (the "Premises") in the building (the "Building") known as Three Gateway, located at 410 N. 44th Street, Phoenix, Arizona (the "Property"), which lease has heretofore been amended by documents described and dated as follows: First Amendment to Lease dated March 9, 1999, Second Amendment to Lease dated November 8, 1999, Letter Agreement dated May 10, 2000, Lease Amendment Three dated November 7, 2000, Lease Amendment Four dated May 15, 2001, Lease Term Adjustment Confirmation dated January 3, 2001, Letter from Mesa Air dated May 30, 2001, Parking Letter dated March 21, 2002 and Lease Amendment Five dated October 11, 2002 (collectively, and as amended herein, the "Lease").

     B. The parties mutually desire to amend the Lease on the terms hereof.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows.

     1. ADDITIONAL PREMISES. The space currently known as a portion of Suite 1100 ("Additional Premises"), the approximate location of which is shown on Exhibit A hereto on the eleventh (11th) floor of the Building, and which shall be deemed to contain 713 square feet of rentable area for purposes hereof, shall be added to and become a part of the Premises commencing on May 1, 2003 ("Additional Premises Commencement Date") and continuing conterminously with the expiration date under the Lease ("Lease Expiration Date"), as the same may be extended from time to time, subject to the terms herein. The Additional Premises Commencement Date shall be subject to adjustment and confirmation to the extent further described below. As of the Additional Premises Commencement Date the Additional Premises shall be known as Suite 1110.

     2. BASE RENT FOR ADDITIONAL PREMISES. Tenant shall pay monthly base rent for the Additional Premises as provided below and otherwise as provided in the
Lease:

                                                          Additional Premises
                         Period                            Monthly Base Rent
                         ------                           -------------------
Additional Premises Commencement Date - August 31, 2004           $[*]
September 1, 2004 - August 31, 2005                               $[*]
September 1, 2005 - August 31, 2007                               $[*]
September 1, 2007 - August 31, 2009                               $[*]
September 1, 2009 - Lease Expiration Date                         $[*]

     3. EXPENSES AND TAXES. Commencing on the Additional Premises Commencement
Date: (a) Tenant shall pay Tenant's Share for the Additional Premises of increases in Property expenses, real estate taxes and other such amounts, over the amount for the year 2003, and as otherwise provided in the Lease, and (b) "Tenant's Share" for the Additional Premises shall be [*] percent ([*]%), for purposes hereof.

     4. PRORATIONS; Consolidated or Separate Billings. If the Additional Premises Commencement Date does not occur at the beginning of an applicable payment period under the Lease, Landlord shall reasonably pro rate Tenant's payment obligations on a per diem basis. The base rent, Property expenses, real estate taxes, and all other rentals and charges respecting the Additional Premises are sometimes herein called "Additional Premises Rent". Landlord may compute and bill Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes.

     5. OTHER TERMS. Commencing on the Additional Premises Commencement Date, the Additional Premises shall be added to, and become part of, the Premises under the Lease, and all applicable provisions then or thereafter in effect under the Lease shall also apply to the Additional Premises, except as provided to the contrary herein. Without limiting the generality of the preceding sentence, Sections 9, 10 and 11 of Lease Amendment Four and Sections 15 and 16 of Lease Amendment Three are incorporated herein by reference.

     6. CONDITION OF ADDITIONAL PREMISES. Tenant has inspected the Additional Premises (and portions of the Building, Property, systems and equipment providing access to or serving the Additional Premises) or has had an opportunity to do so, and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements.

     7. ADDITIONAL PREMISES COMMENCEMENT DATE ADJUSTMENTS.

     a. Early Additional Premises Commencement Date. During any period that Tenant shall be permitted to enter the Additional Premises prior to the Additional Premises Commencement Date other than to occupy the same for business purposes (e.g. to install equipment or furniture, or to make alterations or improvements), Tenant shall comply with all provisions of the Lease, except for the payment of Additional Premises Rent. Landlord shall permit Tenant to have early access, so long as the Additional Premises is legally available, Landlord has completed any work required of Landlord under this Amendment (or can reasonably accommodate the scheduling of minor work that Tenant desires to perform, such as cabling, without delaying any such Landlord work), and Tenant is in compliance with the other provisions of the Lease. The Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations respecting the Additional Premises shall be advanced to such earlier date as Tenant commences occupying the Additional Premises for business purposes. If such event occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date and Additional Premises Rent shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved).

     b. Additional Premises Commencement Date Delays. Subject to the other provisions of this Amendment, the Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations respecting the Additional Premises shall be postponed to the extent Tenant is unable to reasonably occupy the Additional Premises because Landlord fails to deliver possession of the Additional Premises for any reason, including holding over by prior occupants, except to the extent that Tenant, its space planners, architects, contractors, agents or employees cause such failure. If such failure occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). Any such delay in the Additional Premises Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the postponement of Additional Premises Rent and other obligations described herein.

     c. Adjustments and Confirmation. If the Additional Premises Commencement Date is advanced or postponed as described above, the lease Expiration Date shall not be changed. Landlord and Tenant shall execute a confirmation of the Additional Premises Commencement Date as adjusted herein in such form as Landlord may reasonably request; any failure to respond within thirty (30) days after Landlord provides such written confirmation shall be deemed an acceptance of the date set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of such date, Tenant shall pay Additional Premises Rent and perform all other obligations commencing and ending on the dates determined by Landlord, subject to refund or credit when the matter is resolved.

     8. REAL ESTATE BROKERS. Tenant hereby represents to Landlord that Tenant has not dealt with any broker, salesperson, agent or finder in connection with this Amendment, except Cushman & Wakefield of Arizona, Inc., and agrees to defend, indemnify and hold Landlord, and its employees, agents and affiliates harmless from all liabilities and expenses (including reasonable attorneys' fees and court costs) arising from any claims or demands of any other broker, salesperson, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     9. OFFER. The submission and negotiation of this Amendment shall not be deemed an offer to enter into the same by Landlord. This Amendment shall not be binding on Landlord unless and until fully signed and delivered by both parties. Tenant's execution of this Amendment constitutes a firm offer to enter into the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon, but such acts shall not be deemed an acceptance.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                           LANDLORD: CMD REAL TV INVESTMENT FUND IV, L.P. [SEAL]
                                     an Illinois limited partnership

                                     By: CMD/Fund IV GP Investments, L.P.,
                                         an Illinois limited partnership,
                                         its general partner


                                     By: /s/
                                         ---------------------------------------
                                         Lee Moreland, Vice President


                           TENANT:   MESA AIR GROUP, INC. [SEAL]
                                     a Nevada corporation


                                     By: /s/
                                         ---------------------------------------

                                   CERTIFICATE

     I, Brian Gillman, as Vice President & General Counsel of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.


(Corporate Seal) /s/
                 --------------------

                                    EXHIBIT A

                     FLOOR PLATE SHOWING ADDITIONAL PREMISES

                              LEASE AMENDMENT SEVEN
                                 CMD 177A (8/98)

                            (EXPANSION/CO-TERMINOUS)

THIS LEASE AMENDMENT SEVEN ("Amendment") is made and entered into as of the 6th day of December, 2004 by and between CMD REALTY INVESTMENT FUND IV, L.P. an Illinois limited partnership ("Landlord") and MESA AIR GROUP, INC., a Nevada corporation ("Tenant").

     A. Landlord and Tenant are the current parties to that certain lease ("Original Lease") dated October 16, 1998, for premises (the "Premises") in the building (the "Building") known as Three Gateway, located at 410 N. 44th Street, Phoenix, Arizona (the "Property"), which lease has heretofore been amended by documents described and dated as follows: First Amendment to Lease dated March 9, 1999, Second Amendment to Lease dated November 8, 1999, Letter Agreement dated May 10, 2000, Lease Amendment Three dated November 7, 2000, Lease Amendment Four dated May 15, 2001, Lease Term Adjustment Confirmation dated January 3, 2001, Letter from Mesa Air dated May 30, 2001, Parking Letter dated March 21, 2002, Lease Amendment Five dated October 11, 2002, Lease Amendment Six dated April 1, 2003 and Lease Term Confirmation Letter dated June 24, 2003 (collectively, and as amended herein, the "Lease").

     B. The parties mutually desire to amend the Lease on the terms hereof.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows.

     1. ADDITIONAL PREMISES. The space currently known as Suite 100 ("Additional Premises"), the approximate location of which is shown on Exhibit A hereto on the first (1st) floor of the Building, and which shall be deemed to contain 6,414 square feet of rentable area for purposes hereof, shall be added to and become a part of the Premises commencing on July 1, 2005 ("Additional Premises Commencement Date") and continuing co-terminously with the expiration date under the Lease ("Lease Expiration Date"), as the same may be extended from time to time, subject to the terms herein. The Additional Premises Commencement Date shall be subject to adjustment and confirmation to the extent further described below.

     2. BASE RENT FOR ADDITIONAL PREMISES. Tenant shall pay monthly base rent for the Additional Premises as provided below and otherwise as provided in the
Lease:

                                                          Additional Premises
                         Period                            Monthly Base Rent
                         ------                           -------------------
Additional Premises Commencement Date - August 31, 2007           $[*]
September 1, 2007 - August 31, 2010                               $[*]
September 1, 2010 - Lease Expiration Date                         $[*]

     Notwithstanding anything to the contrary herein, as a concession to enter this Amendment and provided Tenant has not committed an Event of Default, Tenant's obligations for Base Rent shall be abated for five (5) months commencing on the Additional Premises Commencement Date (except if the Additional Premises Commencement Date does not occur on the first day of a calendar month, the abatement period shall be 150 days), subject to the following conditions. If Tenant shall commit an Event of Default under the Lease, Tenant shall: (i) immediately commence paying the full amount otherwise required under the Lease without regard to such period, if the foregoing period is still in effect, and (ii) immediately pay Landlord the unamortized portion of the amount theretofore abated.

     3. EXPENSES AND TAXES. Commencing on the Additional Premises Commencement
Date: (a) Tenant shall pay Tenant's Share for the Additional Premises of increases in Property expenses, real estate taxes and other such amounts, over the amount for the year 2006, and as otherwise provided in the Lease, and (b) "Tenant's Share" for the Additional Premises shall be [*] percent ([*]%), for purposes hereof. Property expenses for the Premises (including the Additional Premises) for any year (including the base year) during which the average occupancy of the Property is less than 95% have been and shall continue to be calculated based upon the costs that would have been incurred if the Property were 95% occupied.

     4. PRORATIONS; CONSOLIDATED OR SEPARATE BILLINGS. If the Additional Premises Commencement Date does not occur at the beginning of an applicable payment period under the Lease, Landlord shall reasonably pro rate Tenant's payment obligations on a per diem basis. The base rent, Property expenses, real estate taxes, and all other rentals and charges respecting the Additional Premises are sometimes herein called "Additional Premises Rent". Landlord may compute and bill Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes.

     5. PARKING. Commencing on the Additional Premises Commencement Date and continuing through the Expiration Date, Tenant shall license from Landlord the following additional parking spaces (which shall be in addition to the parking spaces under Exhibit F to Lease Amendment Five):

     Area A Covered Unreserved Spaces: fourteen (14) parking spaces. The initial charges for such spaces shall be $30.00 per space per month, or a total monthly charge of $420.00 for all such Area A Spaces, plus any sales or other tax thereon.

     Area B Uncovered Unreserved (Rooftop) Spaces: five (5) parking spaces, at no charge during the Extended Term.

     Covered Reserved Spaces: five (5) parking spaces, at no charge during the Extended Term.

The remaining terms of Exhibit F to Lease Amendment Five shall continue to apply.

     6. OTHER TERMS; EXTENSION OPTION; CERTAIN PROVISIONS DELETED. Commencing on the Additional Premises Commencement Date, the Additional Premises shall be added to, and become part of, the Premises under the Lease, and all applicable provisions then or thereafter in effect under the Lease (including the Extension Option set forth in Exhibit C to Lease Amendment Five, which shall apply to the entire Premises, including the Additional Premises) shall also apply to the Additional Premises, except as provided to the contrary herein. Notwithstanding the foregoing, this Amendment is intended to supersede any rights of Tenant to expand or lease additional space and all such provisions are hereby deleted.

     7. CONDITION OF ADDITIONAL PREMISES. Tenant has inspected the Additional Premises (and portions of the Building, Property, systems and equipment providing access to or serving the Additional Premises) or has had an opportunity to do so, and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements, except as expressly provided in the Work Letter attached as Exhibit B hereto. With respect to the Work that Landlord shall perform under Exhibit B hereto: (i) Landlord shall use diligent, good faith efforts to substantially complete such Work to an extent that Tenant can reasonably occupy the Additional Premises by the Additional Premises Commencement Date, subject to the other provisions of this Amendment,
(ii) Tenant shall also use diligent, good faith efforts to cooperate, and to cause its space planners, architects, contractors, agents and employees to cooperate diligently and in good faith, with Landlord and any space planners, architects, contractors or other parties designated by Landlord, so that such Work can be planned, permits can be obtained, and the Work can be substantially completed by the Additional Premises Commencement Date, and (iii) in the event of any dispute as to whether such Work has been substantially completed, Landlord may refer the matter to a licensed architect, whose professional good faith decision shall be final and binding on the parties.

     8. ADDITIONAL PREMISES COMMENCEMENT DATE ADJUSTMENTS.

          a. Early Additional Premises Commencement Date. During any period that Tenant shall be permitted to enter the Additional Premises prior to the Additional Premises Commencement Date other than to occupy the same for business purposes (e.g. to install equipment or furniture, or to make alterations or improvements), Tenant shall comply with all provisions of the Lease, except for the payment of Additional Premises Rent. Landlord shall permit Tenant to have early access, so long as the Additional Premises is legally available, Landlord has completed any work required of Landlord under this Amendment (or can reasonably accommodate the scheduling of minor work that Tenant desires to perform, such as cabling, without delaying any such Landlord work), and Tenant is in compliance with the other provisions of the Lease. The Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations respecting the Additional Premises shall be advanced to such earlier date as Tenant commences occupying the Additional Premises for business purposes. If such event occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date and Additional Premises Rent shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved).

          b. Additional Premises Commencement Date Delays. Subject to the other provisions of this Amendment, the Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations respecting the Additional Premises shall be postponed to the extent Tenant is unable to reasonably occupy the Additional Premises because Landlord fails (i) to substantially complete any improvements to the Additional Premises required to be performed by Landlord under this Amendment, or (ii) to deliver possession of the Additional Premises for any other reason, including holding over by prior occupants, except to the extent that Tenant, its space planners, architects, contractors, agents or employees cause such failure. If such failure occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). Any such delay in the Additional Premises Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the postponement of Additional Premises Rent and other obligations described herein.

          c. Adjustments and Confirmation. If the Additional Premises Commencement Date is advanced or postponed as described above, the Lease Expiration Date shall not be changed. Landlord and Tenant shall execute a confirmation of the Additional Premises Commencement Date as adjusted herein in such form as Landlord may reasonably request; any failure to respond within thirty (30) days after Landlord provides such written confirmation shall be deemed an acceptance of the date set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of such date, Tenant shall pay Additional Premises Rent and perform all other obligations commencing and ending on the dates determined by Landlord, subject to refund or credit when the matter is resolved.

     9. REAL ESTATE BROKERS. Tenant hereby represents to Landlord that Tenant has not dealt with any broker, salesperson, agent or finder in connection with this Amendment, except Cushman & Wakefield of Arizona, Inc., and agrees to defend, indemnify and hold Landlord, and its employees, agents and affiliates harmless from all liabilities and expenses (including reasonable attorneys' fees and court costs) arising from any claims or demands of any other broker, salesperson, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     10. OFFER. The submission and negotiation of this Amendment shall not be deemed an offer to enter into the same by Landlord. This Amendment shall not be binding on Landlord unless and until fully signed and delivered by both parties. Tenant's execution of this Amendment constitutes a firm offer to enter into the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon, but such acts shall not be deemed an acceptance.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                           LANDLORD: CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
                                     an Illinois limited partnership

                                     By: CMD/Fund IV GP Investments, L.P.,
                                         an Illinois limited partnership,
                                         its general partner

                                     By: CMD REIM IV, Inc.,
                                         an Illinois corporation,
                                         its general partner


                                     By:
                                         ---------------------------------------
                                         S. Lee Moreland, Vice President


                           TENANT:   MESA AIR GROUP, INC. [SEAL]
                                     a Nevada corporation


                                     By:
                                         --------------------------------------
                                         Mike Lotz, President & COO

                                   CERTIFICATE

     I, ___________________________________, as ________________________________
of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.


(Corporate Seal)
                                        ----------------------------------------

                                    EXHIBIT A

                     FLOOR PLATE SHOWING ADDITIONAL PREMISES

                                    EXHIBIT B

                                                                CMD 108D (12/01)
                                                        GENERAL IMPROVEMENT WORK
                                                            LANDLORD PERFORMANCE
                                                                       ALLOWANCE

                                   WORK LETTER

     This Work Letter is an Exhibit to the foregoing document (referred to herein for convenience as the "Lease Document").

     I. BASIC TERMS

Date To Complete All Plans:          120 days before the Commencement Date
(including Construction Drawings)    under the Lease Document

Date To Substantially Complete Work: Commencement Date under the Lease Document

Allowance:                           $[*] as further described in Section IV

Administrative Fee:                  [*] percent ([*]%) as further described in
                                     Section IV

Other Defined Terms:                 "Plans," "Space Plan," "Construction
                                     Drawings," "Planner," "Landlord's
                                     Planner," and "Work" are defined in
                                     Section VIII

     II. CONSTRUCTION REPRESENTATIVES, SPACE PLANNER, ARCHITECT AND ENGINEER. Landlord's and Tenant's construction representatives for coordination of planning, construction, approval of change orders, substantial and final completion, and other such matters (unless either party changes its representative upon written notice to the other), and the other parties involved in planning the Work, are:

Landlord's Representative: Perry Williams, Senior Property Manager

Address:                   c/o CMD Realty Investors, 426 N. 44th Street,
                           Suite 170,
                           Phoenix, AZ 85008

Telephone:                 602-275-4100

Fax:                       602-275-8255

Tenant's Representative:   _____________________________________________________

Address:                   _____________________________________________________

Telephone:                 _____________________________________________________

Fax:                       _____________________________________________________

Space Planner:             Krause Interiors or an interior office space planner
                           designated or approved by Landlord in writing (who may be the same as the Architect).

Architect:                 Krause Interiors or a licensed architect designated
                           or approved by Landlord in writing (who may be the same as the Space Planner).

Engineer:                  One or more licensed engineers designated by Landlord
                           in writing.

     III. PLANNING

     (a) Date To Complete All Plans. On or before the "Date To Complete All Plans" set forth in Section I above, Tenant shall have: (i) provided Planner with all information concerning Tenant's requirements in order for the Planner to prepare all required Plans (including a Space Plan and Construction Drawings as defined in Section VIII), (ii) arranged for Planner to prepare such Plans (or, if Landlord's Planner is preparing any Plans, Tenant shall have cooperated diligently and in good faith so that such Plans can be prepared by such date),
(iii) granted written approval thereof, and (iv) obtained Landlord's written approval thereof (unless Landlord's Planner is preparing the Plans and Landlord has already granted written approval thereof in connection with providing such Plans to Tenant). If any Plans are being prepared by Landlord's Planner, Landlord shall cooperate diligently and in good faith in arranging for Tenant to meet with Landlord's Planner and in preparing such Plans.

     (b) Landlord's Approval of Plans. Landlord shall either approve any Plans or revisions submitted pursuant to this Exhibit or disapprove the same with suggestions for making the same acceptable within five (5) working days with respect to the Space Plan or revisions thereto, and ten (10) working days with respect to Construction Drawings or revisions thereto, after receiving either of the same (provided Landlord shall have additional time as may be reasonably required in order to obtain any engineering or HVAC report or due to other special or unusual features of the Work or Plans). Landlord shall not unreasonably withhold approval if the Plans provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Property, are compatible with the Property shell and core construction, and if no modifications will be required for the Property electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Property, whether required by heavy loads or otherwise. Landlord may request that Tenant approve Landlord's suggested changes in writing (such approval not to be unreasonably withheld), or Landlord may arrange directly with Planner for revised Plans to be prepared incorporating such suggestions (in which case, Tenant shall sign or initial the revised Plans and/or Landlord's notice concerning the suggested changes, if requested by Landlord).

     (c) Governmental Approval of Plans. Landlord shall apply for any normal building permits required for the Work which are issued pursuant to a local building code as a ministerial matter. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. In such case, Tenant shall promptly arrange for the Plans to be revised to satisfy the building permit requirements and shall submit the revised Plans to Landlord for approval as a Change Order under clause (d) below. Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action (except normal building permits as described above). If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements. Delays in substantially completing the Work by the Commencement Date as a result of requirements for building permits or other governmental approvals, permits or actions shall be a Construction Delay and shall affect the Commencement Date to the extent provided in Section V (except that, notwithstanding anything contained in Section V to the contrary, any delays in obtaining normal building permits as a result of errors or omissions of Landlord's Planner in preparing the Plans shall postpone the Commencement Date and commencement of rent to the extent that substantial completion of the Work is delayed thereby beyond such Commencement Date, and Tenant shall not be obligated to bear the cost of Plan revisions to correct the same).

     (d) Changes After Plans Are Approved. If Tenant shall desire any changes, alterations, or additions to the Work after final Plans have been approved by Landlord, Tenant shall submit a detailed written request or revised Plans (the "Change Order") to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval, but all costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant's Cost under Section IV. Tenant shall bear the cost of any changes or corrections for errors or omissions made by any space planner, architect, engineer or contractor recommended or engaged by Tenant.

     (e) Planning Delays. If the Plans have not been completed and approved by the Date To Complete All Plans set forth in Section I above, including any revisions reasonably required by Landlord pursuant to clause (b) above, and revisions by Tenant to reduce Tenant's Cost pursuant to Section IV below (collectively called "Planning Delays"), substantial completion of the Work and delivery of the Premises is subject to postponement as a result. In such event, the Commencement Date set forth in the Lease Document for all other purposes, including the commencement of Rent, shall only be postponed to the extent that substantial completion of the Work is delayed beyond such Commencement Date as a result of one or more of the following events (collectively called "Landlord Planning Delays"): (i) Landlord takes more time to approve or disapprove the Space Plan or Construction Drawings or revisions thereto than permitted under clause (b) above, (ii) Landlord's Planner takes more than five (5) working days to meet with Tenant after receiving a written request for a meeting, more than five (5) working days to prepare or revise the Space Plan or revisions thereto, after meeting with Tenant and receiving all information from Tenant required in order to do so, or more than fifteen (15) working days to prepare or revise any required Construction Drawings or revisions thereto, after the Space Plan is final and approved (provided Landlord's Planner shall have additional time as may be reasonably required in order to obtain any engineering or HVAC report or due to other special or unusual features of the Work or Plans, and this clause
(ii) shall apply only if Tenant uses Landlord's Planner to prepare such Plans), or (iii) Landlord takes more than ten (10) working days to provide a preliminary cost estimate after receiving a Space Plan sufficiently detailed for such purposes, or more than twenty (20) working days to provide Tenant with a cost estimate after receiving Construction Drawings sufficiently detailed for such purposes (provided this clause (iii) shall apply only if Tenant makes a timely written request for such cost estimates, or if Landlord elects to provide such cost estimates, as further described under Section IV below).

     IV. COST OF PLANS AND WORK; ALLOWANCE AND TENANT'S COST

     (a) Cost of Plans and Work; Allowance. Landlord shall bear the Cost of Plans and Work up to the amount of the Allowance set forth in Section I above (provided the portion of the Allowance available for the Plans shall be limited to five percent (5%), and shall exclude planning for furniture, fixtures and equipment). The "Cost of Plans and Work" hereunder includes, without limitation, all costs for or relating to: (i) the Plans, including all revisions thereto, and related engineering reports, or other studies, reports or tests, (ii) the Work, including costs of labor, hardware, equipment and materials, contractors' charges for overhead and fees, and so-called "general conditions" (including rubbish removal, utilities, hoisting, field supervision, building permits, inspection fees, utility connections, bonds, insurance, sales taxes, and the like), and any
air balancing or other such work in connection therewith, and (iii) Landlord's Administrative Fee in the amount set forth in Section I (which, if stated as a percentage, shall be applied to the other amounts included in the Cost of Plans and Work herein). If all or any portion of the Allowance shall not be used for the items permitted hereunder by the Commencement Date set forth in the Lease Document (except to the extent that such Commencement Date is delayed due to Construction Delays, other than Tenant Construction Delays), Landlord shall be entitled to the savings and Tenant shall receive no credit therefor.

     (b) Tenant's Cost; Estimates and Payments. Any portion of the Cost of Plans and Work exceeding the Allowance is referred to herein as "Tenant's Cost." Tenant may submit a written request for Landlord to obtain an estimate of the Work component of the Cost of the Plans and Work concurrently with submitting or approving a Space Plan and/or Construction Drawings; in such case Landlord shall promptly obtain a reasonable estimate of the same. Whether or not Tenant requests such an estimate, Landlord may reasonably estimate such Work component, the Cost of Plans and Work, and/or Tenant's Cost, and reasonably revise any such estimate from time to time (subject to clause (c) below). Tenant shall deposit any such estimated amount of Tenant's Cost (or the increase reflected in any such revised estimate) with Landlord within three (3) days after Landlord so requests. Landlord shall have no obligation to proceed with the Work (or proceed to seek permits or proceed with any demolition or other preliminary Work) until Landlord shall have received such deposit from Tenant. If the Work involves progress payments, Landlord shall apply the amounts deposited by Tenant first. If, after final completion and payment for the Cost of Plans and Work, the actual amount of Tenant's Cost exceeds any amount paid by Tenant as an estimate of Tenant's Cost, Tenant shall pay the difference to Landlord within three (3) days after Landlord so requests. If any such estimated amount exceeds the actual amount of Tenant's Cost, Landlord shall promptly provide a credit or refund of the difference. Tenant's Cost shall be deemed "Rent" under the Lease Document (and all remedies for the non-payment of Rent shall be available to Landlord therefor).

     (c) Tenant's Approval and Nature of Cost Estimates. If Tenant timely requests cost estimates as described in clause (b) above, or if Landlord otherwise so requires, Landlord shall request Tenant's written approval of any such cost estimate hereunder. Tenant shall not unreasonably withhold such approval, and shall approve or disapprove the same in writing within three (3) days after Landlord so requests. If Tenant reasonably disapproves of any such estimate, Tenant shall meet with the Planner and eliminate or substitute items in order to reduce Tenant's Cost in connection with preparing a revised version of the Plans as a Change Order pursuant to Section III above, but the Date to Complete All Plans shall not be extended thereby. Any cost estimates based on a Space Plan (including a so-called "pricing plan") will be preliminary in nature, and may not be relied on by Tenant. However, Landlord agrees that any written estimate of Tenant's Cost prepared by Landlord's contractor based on the approved Construction Drawings shall not be exceeded by more than fifteen percent (15%), except to the extent that: (a) Tenant makes changes in the Construction Drawings or the Work, (b) overtime labor required in order to substantially complete the Work by the Commencement Date, (c) concealed conditions are encountered on the job site, (d) new legal requirements become effective following preparation of the estimate, or (e) there are strikes, acts of God, shortages of materials or labor, or other causes beyond Landlord's reasonable control.

     V. CONSTRUCTION

     (a) Landlord to Arrange Work. Provided Tenant completes the Plans on time and furnishes Landlord's estimate of Tenant's Cost as provided above, and is not then in violation of the Lease Document (including this Exhibit), Landlord shall use reasonable efforts to cause Landlord's contractor to substantially complete the Work by the Commencement Date set forth in the Lease Document, subject to the other provisions hereof.

     (b) Substantial Completion, Walk-Through, and Punchlist Items. Landlord shall be deemed to have "substantially completed" the Work for purposes hereof if Landlord has caused all of the Work to be sufficiently completed that Tenant can reasonably occupy the Premises or complete any improvements or changes to the Premises to be made by Tenant hereunder. When Landlord notifies Tenant that the Work has been substantially completed, either party may request a joint walk-through inspection in order for Tenant to identify any necessary final completion or other "punchlist" items. Neither party shall unreasonably withhold or delay approval concerning the identification of punchlist items. If Tenant fails to participate in a walk-through as provided above, or otherwise fails to object to Landlord's notice of substantial completion in writing within five (5) days thereafter specifying in reasonable detail the items of work needed to be performed in order for substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed for purposes of commencing the Commencement Date and Rent under the Lease Document. If there is any disagreement concerning whether Landlord has substantially completed the Work, Landlord may request a good faith decision by Landlord's Planner which shall be final and binding on the parties.

     (c) Final Completion, Suite Identification Signage, and Other Matters. Landlord shall use reasonable efforts to complete any punchlist items promptly after substantial completion has occurred. If Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within five (5) days thereafter specifying in reasonable detail the remaining punchlist items of work needed to be completed, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions as to which Tenant has not so objected). In connection with the Work, Landlord: (i) to the extent not already existing, shall install or cause a contractor to install building standard suite identification signage for the main entrance to the Premises (unless the Premises comprises a full floor, in which case, Tenant shall install such signage, at Tenant's expense, using a professional sign contractor/designer, and a design and materials, and in a location in the Premises, all of which are first approved by Landlord in writing), and (ii) may cause a contractor to perform air balancing tests on the Premises and adjust the HVAC system as a result thereof, and install, to the extent not already existing, building standard window blinds. Tenant shall promptly advise Landlord of the name Tenant wishes for said signage; the content of all signage shall be subject to Landlord's prior written approval. No other signage may be installed or placed outside the Premises by Tenant. The costs of the items that Landlord provides under this Section may be charged against the Allowance, and if the Allowance shall be insufficient, Tenant shall pay Landlord for such costs as additional Rent within fifteen (15) days after billing.

     (d) Construction Delays. If the Work has not been substantially completed by the Commencement Date set forth in the Lease Document due to casualty damage, acts of God, strikes, shortages of labor or materials, or any other reason ("Construction Delays"), then Landlord's delivery of possession of the Premises (if applicable) shall be postponed as a result. In such case, subject to any contrary provisions in the Lease Document, the Commencement Date set forth in the Lease Document for all other purposes, including commencement of Rent, shall be postponed until the Work is substantially completed, except to the extent that substantial completion is delayed as a result of one or more of the following events (collectively called "Tenant Construction Delays"): (i) Planning Delays as described above (except for Landlord Planning Delays), (ii) Tenant's requests for changes to the Work or Change Orders under Section

III, or otherwise, (iii) Tenant's failure to furnish an amount equal to Landlord's reasonable estimate of Tenant's Cost (if any) within the time required under Section IV (which shall give Landlord the absolute right to postpone the Work until such amount is furnished to Landlord, without limiting Landlord's other remedies), (iv) any upgrades, special work or other non-building standard items, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays or difficulties in obtaining building permits, requirements for any governmental approval, permit or action beyond the issuance of normal building permits (as described in Section III), or other delays not typically encountered in connection with Landlord's standard office improvements, (v) the performance by Tenant or Tenant's Contractors (as defined in Section VI) of any work at or about the Premises or Property, (vi) any act or omission of Tenant or Tenant's Contractors, any breach by the Tenant of any provisions contained in this Exhibit or in the Lease Document, or any failure of Tenant to cooperate with Landlord or otherwise act with diligence and in good faith in order to cause the Work to be designed and performed in a timely manner.

     (e) Landlord's Role. The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Landlord and its managing agent shall have no responsibility for construction means, methods or techniques or safety precautions in connection with the Work. Landlord's approval of the Plans shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord does not guarantee that the Work will be free from errors, omissions or defects. Tenant, in reviewing the Plans and Work, shall have the opportunity to check for any errors, omissions or defects. In the event of material errors, omissions or defects caused by contractors engaged by Landlord which are identified in the punchlist procedure described in Section V
(b) above, Landlord shall use reasonable efforts to cause such contractors to reasonably cure such items as described therein (except to the extent caused by Tenant or Tenant's Contractors), and Landlord shall cooperate in any action Tenant desires to bring against such contractors.

     VI. WORK PERFORMED BY TENANT. Landlord, at Landlord's discretion, may permit Tenant and any of Tenant's space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, "Tenant's Contractors") to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant's Contractors working in harmony and not interfering with Landlord and Landlord's space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, "Landlord's Contractors") in doing the Work or with other tenants and occupants of the Building. If at any time such entry shall, in Landlord's sole opinion, cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission immediately upon oral or written notice to Tenant. Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease Document (including, without limitation, all insurance requirements under any Original Lease, if the Lease Document is an amendment thereto, as further described in Section IX), and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the Premises by or for Tenant or Tenant's Contractors prior to completion of the Work, all of the same being at Tenant's sole risk. Without limitation as to other provisions, Tenant hereby expressly acknowledges that Tenant's indemnity and related obligations under the Lease

Document shall apply to all claims and matters arising from early entry to the Premises pursuant hereto.

     VII. TAXES. Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, modular furniture, and systems and equipment located in or exclusively serving the Premises. If the Premises consists of "raw space" which has not previously been improved, and Landlord does not allocate taxes or other such amounts on such initial improvements between the tenants of the Property in general, then Tenant shall also pay all taxes, charges or other governmental impositions assessed against or levied upon the Work under this Exhibit. Whenever possible, Tenant shall cause all such items for which Tenant is responsible hereunder to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within fifteen (15) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

     VIII. DEFINITIONS. The following terms herein shall have the following meanings:

     (a) "Planner" means the Space Planner, Architect and/or Engineer, as the context implies.

     (b) "Landlord's Planner" means any Planner regularly used by Landlord and with whom Landlord has a written contractual arrangement for services at the Property, including a contractual arrangement for preparation of the Space Plan and/or Construction Drawings, as the case may be.

     (c) "Plans" means the "Space Plan" and/or "Construction Drawings" as the context implies. Upon Landlord's approval of any Construction Drawings, the term "Plans" shall refer to such Construction Drawings, which shall supersede the Space Plan. The Plans shall be signed or initialed by Tenant, if requested by Landlord, and any Construction Drawings shall include a usable computer aided design (CAD) file.

     (d) "Space Plan" means, to the extent reasonably required by the nature of the Work, a detailed floor plan (including any so-called "Pricing Plan"), drawn to scale, showing: (i) demising walls, interior walls and other partitions, including type of wall or partition and height, and any demolition or relocation of walls, (ii) doors and other openings in such walls or partitions, including type of door and hardware, (iii) any floor or ceiling openings, and any variations to building standard floor or ceiling heights, (iv) electrical outlets, and any restrooms, kitchens, computer rooms, file cabinets, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special electrical, HVAC, plumbing or other facilities or equipment, including all special loading, (v) location and dimensions of communications equipment room, and electrical and HVAC requirements therefor, (vi) special cabinet work or other millwork items, (vii) finish selections, and (viii) any other details or features reasonably required in order to obtain a preliminary cost estimate as described in Section IV, or reasonably requested by Architect, Engineer or Landlord in order for the Space Plan to serve as a basis for preparing Construction Drawings.

     (e) "Construction Drawings" means, to the extent reasonably required by the nature of the Work, fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and to the extent applicable: (i) electrical outlet locations, circuits and anticipated usage therefor, (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (iii) duct locations for heating, ventilating and air-conditioning equipment, (iv) details of all millwork, (v) dimensions of all equipment and cabinets to be built in, (vi) furniture plan showing details of space occupancy, (vii) keying schedule, (viii) lighting arrangement, (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (x) special heating, ventilating and air conditioning equipment and requirements, (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms, (xii) demolition plan,
(xiii) partition construction plan, (xiv) all governmental requirements, and
(xv) final finish selections, and (xvi) any other details or features reasonably required in order to obtain a final cost estimate as described in Section IV, or reasonably requested by Architect, Engineer or Landlord in order for the Construction Drawings to serve as a basis for contracting the Work.

     (f) "Work" means: (i) the improvements and items of work in the Premises shown on the final approved Plans (including changes thereto), and (ii) any demolition, preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work). Notwithstanding the foregoing to the contrary: (1) the Work shall consist of such materials and finishes that Landlord currently uses as "building standard", unless otherwise expressly specified in the Plans and approval is evidenced by Landlord's initials adjacent to such specification, (2) Landlord reserves the right to install building standard blinds or other window coverings (to the extent not already in the Premises), as part of the Work, whether or not shown on the Plans, (3) Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance of the Premises, and (4) any personal property, trade fixtures or business equipment, including, but not limited to, modular or other furniture, and cabling for communications or computer systems, whether or not shown on the Plans, shall be provided by Tenant, at Tenant's sole cost.

     IX. MISCELLANEOUS. If this Work Letter is attached as an Exhibit to an amendment to an existing lease ("Original Lease"), whether such amendment adds space, relocates the Premises or makes any other modifications, the term "Lease Document" herein shall refer to such amendment, or the Original Lease as amended, as the context implies. By way of example, in such case, references to the "Premises" and "Commencement Date" herein shall refer, respectively, to such additional or relocated space and the effective date for delivery thereof under such amendment, unless expressly provided to the contrary herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease Document. This Exhibit is intended to supplement and be subject to the provisions of the Lease Document, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties. This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease Document or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease Document, whether by any options or rights under the Lease Document or otherwise, unless expressly so provided in the Lease Document or any amendment or supplement thereto. The rights granted in this Exhibit are personal to Tenant as named in the Lease Document, and are intended to be performed for such Tenant's occupancy of the Premises. Under no circumstance whatsoever shall any assignee or subtenant have any rights under this Exhibit. Any remaining obligations of Landlord under this Exhibit not theretofore performed shall concurrently terminate and become null and void if Tenant subleases or assigns the Lease Document with respect to all or any portion of the Premises, or seeks or proposes to do so (or requests Landlord's consent to do so), or if Tenant or any current or proposed affiliate thereof issues any written statement indicating that Tenant will no longer move its business into, or that Tenant will vacate and discontinue its business from, the Premises or any material portion thereof. Any termination of Landlord's obligations under this Exhibit pursuant to the foregoing provisions shall not serve to terminate or modify any of Tenant's obligations under the Lease Document.

                              LEASE AMENDMENT EIGHT
                                 CMD 177A (8/98)

                            (EXPANSION/CO-TERMINOUS)

     THIS LEASE AMENDMENT EIGHT ("Amendment") is made and entered into as of the 1st day of September, 2005, by and between CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership ("Landlord") and MESA AIR GROUP, INC., a Nevada corporation ("Tenant").

     A. Landlord and Tenant are the current parties to that certain lease ("Original Lease") dated October 16, 1998, for premises (the "Premises") in the building (the "Building") known as Three Gateway, located at 410 N. 44th Street, Phoenix, Arizona (the "Property"), which lease has heretofore been amended by First Amendment to Lease dated March 9, 1999, Second Amendment to Lease dated November 8, 1999, Letter Agreement dated May 10, 2000, Lease Amendment Three dated November 7, 2000, Lease Amendment Four dated May 15, 2001, Lease Term Adjustment Confirmation dated January 3, 2001, Letter from Mesa Air dated May 30, 2001, Parking Letter dated March 21, 2002, Lease Amendment Five dated October 11, 2002, Lease Amendment Six dated April 1, 2003, Lease Term Confirmation Letter dated June 24, 2003, Amended and Re-stated Lease Amendment Seven dated April 15, 2005 and Lease Term Confirmation Letter dated July 6, 2005 (collectively, and as amended herein, the "Lease").

     B. The parties mutually desire to amend the Lease on the terms hereof.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows.

     1. ADDITIONAL PREMISES. The space currently known as Suite 140 ("Additional Premises"), the approximate location of which is shown on Exhibit A hereto on the first (1st) floor of the Building, and which shall be deemed to contain 2,430 square feet of rentable area for purposes hereof, shall be added to and become a part of the Premises commencing on the date ("Additional Premises Commencement Date") that is the earlier of: (i) Tenant's occupancy of the Additional Premises for business purposes as further described in Paragraph 8 below, or (ii) December 1, 2005 ("Outside Date"), and continuing co-terminously with the expiration date under the Lease ("Lease Expiration Date"), as the same may be extended from time to time, subject to the terms herein. The Additional Premises Commencement Date shall be subject to adjustment and confirmation to the extent further described in Paragraph 8 below.

     2. BASE RENT FOR ADDITIONAL PREMISES. Tenant shall pay monthly base rent for the Additional Premises as provided below and otherwise as provided in the
Lease:

                                                          Additional Premises
                         Period                            Monthly Base Rent
                         ------                           -------------------
Additional Premises Commencement Date - August 31, 2007           $[*]
September 1, 2007 - August 31, 2010                               $[*]
September 1, 2010 - Lease Expiration Date                         $[*]

     3. EXPENSES AND TAXES. Commencing on the Additional Premises Commencement
Date: (a) Tenant shall pay Tenant's Share for the Additional Premises of increases in Property expenses, real estate taxes and other such amounts, over the amount for the year 2005, and as otherwise provided in the Lease, and (b) "Tenant's Share" for the Additional Premises shall be [*] percent ([*]%), for purposes hereof. Property expenses for the Premises (including the Additional Premises) for any year (including the base year) during which the average occupancy of the Property is less than 95% have been and shall continue to be calculated based upon the costs that would have been incurred if the Property were 95% occupied.

     4. PRORATIONS; CONSOLIDATED OR SEPARATE BILLINGS. If the Additional Premises Commencement Date does not occur at the beginning of an applicable payment period under the Lease, Landlord shall reasonably pro rate Tenant's payment obligations on a per diem basis. The base rent, Property expenses, real estate taxes, and all other rentals and charges respecting the Additional Premises are sometimes herein called "Additional Premises Rent". Landlord may compute and bill Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes.

     5. PARKING. Commencing on execution and delivery of this Amendment by both parties, and continuing through the Expiration Date, Tenant shall license from Landlord the following additional parking spaces (which shall be in addition to the parking spaces under Exhibit F to Lease Amendment Five and Section 5 of Amended and Restated Lease Amendment Seven):

     Area A Covered Unreserved Spaces: six (6) parking spaces. The initial charges for such spaces shall be $30.00 per space per month, or a total monthly charge of $[*] for all such Area A Spaces, plus any sales or other tax thereon.

     Area B Uncovered Unreserved (Rooftop) Spaces: one (1) parking space, at no charge during the Extended Term.

     Covered Reserved Spaces: one (1) parking space, at no charge during the Extended Term.

     The remaining terms of Exhibit F to Lease Amendment Five, as amended herein, shall continue to apply to the above-described spaces.

     6. OTHER TERMS; EXTENSION OPTION. Commencing on the Additional Premises Commencement Date, the Additional Premises shall be added to, and become part of, the Premises under the Lease, and all applicable provisions then or thereafter in effect under the Lease (including the Extension Option set forth in Exhibit C to Lease Amendment Five, which shall apply to the entire Premises, including the Additional Premises) shall also apply to the Additional Premises, except as provided to the contrary herein.

     7. CONDITION OF ADDITIONAL PREMISES; TENANT WORK, LANDLORD ALLOWANCE, SUITE SIGN; AESTHETICS FROM COMMON AREAS. Tenant has inspected the Additional Premises (and portions of the Building, Property, systems and equipment providing access to or serving the Additional Premises) or has had an opportunity to do so, and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements, except that Landlord shall provide an "Allowance" towards the "Cost of the Work" that Tenant performs all as set forth in Exhibit B hereto. Tenant may also use the Allowance for reasonable out-of-pocket costs of designing and installing one (1) sign identifying Tenant's name and logo on the glass separation between the Additional Premises and the ground floor lobby of the Building, subject to Landlord's prior written approval of the size, colors, and all other details; Landlord may withhold such approval in Landlord's sole good faith opinion. Because the Additional Premises is located on the ground floor and is visible from the main Building lobby: (a) Landlord reserves the right to approve in writing, in Landlord's sole good faith opinion, all internal lighting, signs, and other matters, in the Additional Premises that may be visible from the public, common or exterior areas of the Property, (b) Tenant shall at all times keep the appearance of the portion of the Additional Premises that is visible from public, common and exterior areas of the Property in a neat, professional, attractive, and first class condition, and (c) Landlord reserves the right, at Landlord's sole cost, to replace the glass separation, including replacement with frosted glass, apply a covering or coating over the glass and/or install blinds over the glass and require that Tenant keep such blinds closed.

     8. EARLY ACCESS AND ADDITIONAL PREMISES COMMENCEMENT DATE ADJUSTMENT. Landlord shall permit Tenant to enter the Additional Premises upon mutual execution and delivery of this Amendment. During any such early entry (e.g. to perform Work in the Additional Premises under Exhibit B hereto), Tenant shall comply with all terms and provisions of the Lease; however, the Additional Premises Commencement Date shall only be advanced to the extent that Tenant actually commences to occupy the Additional Premises for business purposes early (with the Additional Premises Rent fairly prorated based on the rentable area of the Additional Premises so occupied). If the Additional Premises Commencement Date is advanced as provided herein, the Lease Expiration Date shall not be changed. Landlord and Tenant shall execute a confirmation of the Additional Premises Commencement Date as adjusted herein in such form as Landlord may reasonably request; any failure to respond within thirty (30) days after Landlord provides such written confirmation shall be deemed an acceptance of the date set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of such date, Tenant shall pay Additional Premises Rent and perform all other obligations commencing and ending on the dates determined by Landlord, subject to refund or credit when the matter is resolved.

     9. REAL ESTATE BROKERS; OFFER; MISCELLANEOUS. Sections 8 and 9 of Lease Amendment Six are incorporated herein as though fully set forth. Otherwise, this Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the above date.

                            LANDLORD: CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]

                                      By: CMD/Fund IV GP Investments, L.P.,
                                          general partner

                                      By: CMD REIM IV, Inc., general partner

                                      By: CMD Realty Investors, Agent


                                      By:
                                          --------------------------------------
                                          Allen D. Aldridge, Vice President


                            TENANT:   MESA AIR GROUP, INC. [SEAL]
                                      a Nevada corporation


                                      By:
                                          --------------------------------------
                                          Mike Lotz, President & COO

                                    EXHIBIT A

                     FLOOR PLATE SHOWING ADDITIONAL PREMISES

                                    EXHIBIT B

                                                                CMD 108G (12/00)
                                                                   MODERATE WORK
                                                              TENANT PERFORMANCE

                                   WORK LETTER

     This Exhibit is a "Work Letter" to the foregoing document (referred to herein for convenience as the "Lease Document"). All references to "Premises" hereunder shall mean the Additional Premises.

     I.   Basic Arrangement

     a. Tenant to Arrange for Work. Tenant desires to engage one or more contractors to perform certain improvements (the "Work," as further defined in Section VII) to or for the Premises under the Lease Document. Tenant shall arrange for the Work to be planned and performed strictly in accordance with the provisions of this Exhibit and applicable provisions of the Lease Document. Tenant shall pay when due all costs for or related to the Plans and Work whatsoever ("Costs of the Work"), and Landlord shall reimburse certain such costs up to the Allowance, as further described below.

     b. Allowance and, Landlord's Costs and Administrative Fee. Landlord shall provide up to $[*] (the "Allowance") towards the Costs of the Work relating to permanent leasehold improvements (provided the portion of the Allowance available for the Plans shall be limited to [*] percent ([*]%), and shall exclude planning for furniture, fixtures and equipment). Tenant shall pay Landlord's out-of-pocket costs, if any, for architectural and engineering review of the Plans and any Engineering Report, and all revisions thereof, and an administrative fee ("Administrative Fee") equal to $[*] of the other Costs of the Work for Landlord's time in reviewing the Plans and Work and coordinating with Tenant's Contractors. Landlord may, if feasible, also charge Tenant for any extra costs reasonably incurred by Landlord as a result of the Work, including but not limited to, any additional after-hours security for the Property common areas due to after-hours construction activity, and costs of any after-hours HVAC consumed in or for the Premises during the Work (based on actual usage as determined by the Building's energy management system); provided, however, that Tenant's contractors shall not be charged for parking (provided that parking by such contractors shall not exceed ten (10) spaces), freight elevator access or loading dock access. The foregoing items may be charged against the Allowance, and if the Allowance shall be insufficient, Tenant shall pay Landlord for such amounts as additional Rent within thirty (30) days after billing. If all or any portion of the Allowance shall not be used for the purposes permitted herein within twelve (12) months after the Commencement Date set forth in the Lease Document, Landlord shall be entitled to the savings and Tenant shall receive no credit therefore. Notwithstanding anything to the contrary contained herein, any personal property, trade fixtures or business equipment, including, but not limited to, modular or other furniture, and cabling for communications or computer systems, whether or not shown on the Approved Plans, shall be provided by Tenant, at Tenant's sole cost, and the Allowance shall not be used for such purposes. Any cabling remaining in the Premises upon the expiration or earlier termination of the Lease shall become the property of Landlord (without payment by Landlord). All disconnections made by Tenant of any cabling shall be made properly such that, among other things, such cabling is reusable.

     c. Funding and Disbursement. Landlord shall fund and disburse the Allowance within thirty (30) days after the Work has been completed in accordance with the Approved Plans in accordance with the provisions hereof, and Tenant has submitted all invoices, architect's certificates, a Tenant's affidavit, complete unconditional lien waivers and affidavits of payment by all Tenant's Contractors, and such other evidence as Landlord may reasonably require that the cost of the Work has been paid and that no architect's, mechanic's, materialmen's or other such liens have been or may be filed against the Property or the Premises arising out of the design or performance of such Work. Landlord may issue checks to fund the Allowance jointly or separately to Tenant, its general contractor, and any other of Tenant's Contractors.

     II. Planning. The term "Plans" herein means a "Space Plan," as the same may be superseded by any "Construction Drawings," prepared and approved pursuant to this Section (and as such terms are further defined in Section VII). In the event of any inconsistency between the Space Plan and Construction Drawings, or revisions thereto, as modified to obtain permits, the latest such item approved by Landlord shall control. The term "Approved Plans" herein means the Plans (and any revisions thereof) as approved by Landlord in writing in accordance with this Section.

     a. Tenant's Planners. Tenant shall engage a qualified, licensed architect ("Architect"), subject to Landlord's prior written approval. To the extent required by Landlord or appropriate in connection with preparing the Plans, Tenant shall also engage one or more qualified, licensed engineering firms, e.g. mechanical, electrical, plumbing, structural and/or HVAC ("Engineers"), all of whom shall be designated or approved by Landlord in writing. The term "Tenant's Planners" herein shall refer collectively or individually, as the context requires, to the Architect or Engineers engaged by Tenant, and approved or designated by Landlord in writing in accordance with this Exhibit.

     b. Space Plan, Construction Drawings and Engineering Report. Tenant shall promptly hereafter cause the Architect to submit three (3) sets of a "Space Plan" (as defined in Section VII) to Landlord for approval. Landlord shall, within three (3) working days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval; Landlord agrees to not unreasonably withhold its approval, as further provided in subsection c below. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit three (3) sets of the revised Space Plan to Landlord. The parties shall continue such process in the same time frames until Landlord grants approval. To the extent required by Landlord or the nature of the Work and as further described in Section VII, Tenant shall, after Landlord's approval of the Space Plan: (i) cause the Architect to submit to Landlord for approval "Construction Drawings" (including, as further described in Section VII below, sealed mechanical, electrical and plumbing plans prepared by a qualified, licensed Engineer approved or designated by Landlord), and (ii) cause the Engineers to submit for Landlord's approval a report (the "Engineering Report") indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant, including calculations. Landlord shall, within five (5) working days after receipt thereof (or such longer time as may be reasonably required in order to obtain any additional architectural, engineering or HVAC report or due to other special or unusual features of the Work or Plans), either approve the Construction Drawings and Engineering Report, or disapprove the same advising Tenant of the reasons for disapproval (and Landlord's agrees that any such disapproval shall be on a reasonable basis, as further provided in subsection c below). If Landlord disapproves of the

Construction Drawings or Engineering Report, Tenant shall modify and submit revised Construction Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval. The parties shall continue such process in the same time frames until Landlord grants approval. Construction Drawings shall include a usable computer aided design (CAD) file.

     c. Tenant's Planning Responsibility and Landlord's Approval. Tenant has sole responsibility to provide all information concerning its space requirements to Tenant's Planners, to cause Tenant's Planners to prepare the Plans, and to obtain Landlord's final approval thereof (including all revisions). Tenant and Tenant's Planners shall perform independent verifications of all field conditions, dimensions and other such matters), and Landlord shall have no liability for any errors, omissions or other deficiencies therein. Landlord shall not unreasonably withhold approval of any Plans or Engineering Report submitted hereunder, if they provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials (or upgrades) currently being used by Landlord at the Property, are compatible with the Property's shell and core construction, and if no material modifications will be required for the Property's Systems and Equipment (as hereinafter defined), and will not require any structural modifications to the Property, whether required by heavy loads or otherwise, and will not create any potentially dangerous conditions, potentially violate any codes or other governmental requirements, potentially interfere with any other occupant's use of its premises, or potentially increase the cost of operating the Property. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves Tenant or any other tenant exclusively.

     d. Governmental Approval of Plans; Building Permits. Tenant shall cause Tenant's Contractors (as defined in Section III) to apply for any building permits, inspections and occupancy certificates required for or in connection with the Work. If the Plans must be revised in order to obtain such building permits, Tenant shall promptly notify Landlord, promptly arrange for the Plans to be revised to satisfy the building permit requirements, and shall submit the revised Plans to Landlord for approval as a Change Order under Paragraph e below. Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action. If any such other matters are required, Tenant shall promptly seek to satisfy such requirements (if Landlord first approves in writing), or shall revise the Plans to eliminate such requirements and submit such revised Plans to Landlord for approval in the manner described above.

     e. Changes After Plans Are Approved. If Tenant shall desire, or any governmental body shall require, any changes, alterations, or additions to the Approved Plans, Tenant shall submit a detailed written request or revised Plans (the "Change Order") to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval. All costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be included in the Costs of the Work under Section I. In the event that the Premises are not constructed in accordance with the Approved Plans, Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects therewith; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease Document.

     III. Contractors and Contracts. Tenant shall engage to perform the Work such contractors, subcontractors and suppliers ("Tenant's Contractors") as Landlord customarily engages or recommends for use at the Property; provided, Tenant may substitute other licensed, bonded, reputable and qualified parties capable of performing quality workmanship. Such substitutions may be made only with Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Such approval shall be granted, granted subject to specified conditions, or denied within three (3) working days after Landlord receives from Tenant a written request for such substitution, containing a reasonable description of the proposed party's background, finances, references, qualifications, and other such information as Landlord may request. For Work involving any mechanical, electrical, plumbing, structural, demolition or HVAC matters, or any Work required to be performed outside the Premises or involving Tenant's entrance, Landlord may require that Tenant select Tenant's Contractors from a list of such contractors (provided that Landlord gives Tenant at least 3 choices for each trade) or else, for any trade as to which Landlord is unable to give Tenant a choice of 3 Contractors, Tenant may choose its own Contractor for such trade, subject to Landlord's approval which shall not be unreasonably withheld or delayed. All contracts shall contain insurance, indemnity and other provisions consistent herewith. Each contract and subcontract shall guarantee to Tenant and Landlord the replacement or repair, without additional charge, of all defects or deficiencies in accordance with its contract within one (1) year after completion of such work or the correction thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant's Work, and/or the Property and/or common areas, or work which may be damaged or disturbed thereby. Tenant shall give Landlord copies of all contracts and subcontracts promptly after the same are entered.

     IV. Insurance and Indemnity. In addition to any insurance which may be required under the Lease Document, Tenant shall either secure, pay for and maintain, or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Property or Premises, reasonable amounts of customary and appropriate insurance with responsible, licensed insurers, for all insurable risks and liabilities relating to the Work, including commercial general liability with contractual liability coverage ("CGL"), and full replacement value property damage (including installation floater coverage). The CGL policy shall be endorsed to include, as additional insured parties, Landlord, the property management company for the Property, and Landlord's agents, partners, affiliates. All policies shall include a waiver of subrogation in favor of the parties required to be additional insureds hereunder. Such insurance shall be primary to any insurance carried independently by said additional insured parties (which shall be excess and non-contributory). Certificates for such insurance, and the endorsements required hereunder, shall be delivered to Landlord before construction is commenced or any contractor's equipment or materials are moved onto the Property. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other


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

improvements or items of work installed, constructed or brought upon the Premises by or for Tenant or Tenant's Contractors, all of the same being at Tenant's sole risk. In the event that during the course of Tenant's Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost. Tenant hereby agrees to protect, defend, indemnify and hold Landlord and its employees, agents, and affiliates harmless from all liabilities, losses, damages, claims, demands, and expenses (including attorneys' fees) arising out of or relating to the Plans or Work.

     V. Performance of Work

     a. Conditions to Commencing Work. Before commencing any Work, Tenant shall:
(i) obtain Landlord's written approval of Tenant's Planners and the Plans, as described in Section II, (ii) obtain and post all necessary governmental approvals and permits as described in Section II, and provide copies thereof to Landlord, (iii) obtain Landlord's written approval of Tenant's Contractors, and provide Landlord with copies of the contracts as described in Section III, and
(iv) provide evidence of insurance to Landlord as described in Section IV.

     b. Compliance and Standards. Tenant shall cause the Work to comply in all respects with the following: (i) the Approved Plans, (ii) the Property Code of the City and State in which the Property is located and Federal, State, County, City or other laws, codes, ordinances, rules, regulations and guidance, as each may apply according to the rulings of the controlling public official, agent or other such person, (iii) applicable standards of the National Board of Fire Underwriters (or successor organization) and National Electrical Code, (iv) applicable manufacturer's specifications, and (v) any work rules and regulations as Landlord or its agent may have adopted for the Property, including any Rules attached as an Exhibit to the Lease Document. Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans. Tenant's Work shall be performed in a thoroughly safe, first-class and workmanlike manner, and shall be in good and usable condition at the date of completion. In case of inconsistency, the requirement with the highest standard protecting or favoring Landlord shall govern.

     c. Property Operations, Dirt, Debris, Noise and Labor Harmony. Tenant and Tenant's Contractors shall make all efforts and take all proper steps to assure that all construction activities do not interfere with the operation of the Property or with other occupants of the Property. Tenant's Work shall be coordinated under Landlord's direction with any other work and other activities being performed for or by other occupants in the Property so that Tenant's Work will not interfere with or delay the completion of any other work or activity in the Property. Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Property. Tenant's Contractors shall comply with any work rules of the Property and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Demolition must be performed after 6:00 p.m. and on weekends, or as otherwise required by Landlord or the work rules for the Property. Construction which creates noise, odors or other matters that may bother other occupants may be rescheduled by Landlord at Landlord's sole discretion. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants.


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

The Work and all cleaning in the Premises must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent occupant, common or mechanical areas. Tenant shall conduct its labor relations and relations with Tenant's Planners and Contractors, employees, agents and other such parties so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Property. If any employees of the foregoing parties strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant or such parties in or about the Premises or Property, Tenant shall immediately close the Premises and remove or cause to be removed all such parties until the dispute has been settled.

     d. Removal of Debris. Tenant's Contractors shall be required to remove from the Premises and dispose of, at least once a day and more frequently as Landlord may reasonably direct, all debris and rubbish caused by or resulting from the Work, and shall not place debris in the Property's waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes. Upon completion of Tenant's Work, Tenant's Contractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Property which has been brought in or created by Tenant's Contractors in the performance of Tenant's Work. If any of Tenant's Contractors shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within 48 hours after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and bill the cost thereof to Tenant.

     e. Completion and General Requirements. Tenant shall take all actions necessary to cause Tenant's Planners to prepare the Approved Plans, and to cause Tenant's Contractors to obtain permits or other approvals, diligently commence and prosecute the Work to completion, and obtain any inspections and occupancy certificates for Tenant's occupancy of the Premises by the Commencement Date set forth in the Lease Document. Any delays in the foregoing shall not serve to abate or extend the time for the Commencement Date or commencement of Rent under the Lease Document, except to the extent of one (1) day for each day that Landlord delays approvals required hereunder beyond the times permitted herein without good cause, provided substantial completion of the Work and Tenant's ability to reasonably use the Premises by the Commencement Date (or by such later date when Tenant would otherwise have substantially completed the Work) is actually delayed thereby. Tenant shall impose on and enforce all applicable terms of this Exhibit against Tenant's Planners and Tenant's Contractors. Tenant shall notify Landlord upon completion of the Work (and record any notice of completion contemplated by law). To the extent reasonably appropriate based on the nature of the Work, Tenant shall provide Landlord with "as built" drawings no later than thirty (30) days after completion of the Work.

     f. Landlord's Role and Rights. The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and Tenant's Contractors engaged by Tenant. Landlord and its managing agent shall have no responsibility for construction means, methods or techniques or safety precautions in connection with the Work, and do not guarantee that the Plans or Work will be free from errors, omissions or defects, and shall have no liability therefor. Landlord's approval of Tenant's Plans and contracts, and Landlord's designations, lists, recommendations or approvals concerning


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

Tenant's Planners and Contractors shall not be deemed a warranty as to the quality or adequacy thereof or of the Plans or the Work, or the design thereof, or of its compliance with laws, codes and other legal requirements. Tenant shall permit access to the Premises, and inspection of the Work, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being planned, constructed and installed and following completion of the Work. If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within two (2) business days after notice by Landlord, Landlord shall have the right, but not the obligation, to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing the Work to cease the Work and remove its equipment and employees from the Property. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work required to cure or complete any Work which has violated this Exhibit or which pertains to patching of the Work (and which Tenant has failed to cure within ten (10) days after notice from Landlord), or involves Work outside the Premises, or affects the base building core or structure or Systems and Equipment for the Property.

     VI. HVAC Balancing. As a final part of the Work, Tenant shall cause its contractor to perform air balancing tests and adjustments on all areas of the Premises served by the air handling system that serves the areas in which the Work is performed (including any original space and any additional space being added to the Premises in connection herewith). Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Property or Premises as a result of the Work. If such disturbances or deficiencies result, and Tenant's contractor does not properly correct the same, Landlord reserves the right, after fifteen (15) days notice to Tenant, to correct the same and restore the services to Landlord's reasonable satisfaction, at Tenant's reasonable expense.

     VII. Certain Definitions

     a. "Space Plan" herein means, to the extent required by the nature of the Work, detailed plans (including any so-called "pricing plans"), including a fully dimensioned floor plan and drawn to scale, showing: (i) demising walls, interior walls and other partitions, including type of wall or partition and height, and any demolition or relocation of walls, and details of space occupancy and density, (ii) doors and other openings in such walls or partitions, including type of door and hardware, (iii) electrical and computer outlets, circuits and anticipated usage therefor, (iv) any special purpose rooms, any sinks or other plumbing facilities, heavy items, and any other special electrical, HVAC or other facilities or requirements, including all special loading and related calculations, (v) any space planning considerations to comply with fire or other codes or other governmental or legal requirements,
(vi) finish selections, and (vii) any other details or features requested by Architect, Engineer or Landlord, or otherwise required, in order for the Space Plan to serve as a basis for Landlord to approve the Work, and for Tenant to contract and obtain permits for the Work, or for the Space Plan to serve as a basis for preparing Construction Drawings.

     b. "Construction Drawings" herein means, to the extent required by the nature of the Work, fully dimensioned architectural construction drawings and specifications, and any required engineering drawings, specifications and calculations

(including mechanical, electrical, plumbing, structural, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and any other details or features requested by Architect, Engineer or Landlord in order for the Construction Drawings to serve as a basis for Landlord to approve the Work, and for Tenant to contract and obtain permits for the Work.

     c. "Work" herein means: (i) the improvements and items of work shown on the final Approved Plans (including changes thereto), and (ii) any preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work).

     VIII. Liens. Tenant shall pay all costs for the Plans and Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with the Plans and Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under the Lease Document payable upon demand, without limitation as to other remedies available to Landlord.

     IX. Miscellaneous

     a. Interpretation; Original Lease. If this Work Letter is attached as an Exhibit to an amendment to an existing lease ("Original Lease"), whether such amendment adds space, relocates the Premises or makes any other modifications, the term "Lease Document" herein shall refer to such amendment, or the Original Lease as amended, as the context implies. By way of example, in such case, references to the "Premises" and "Commencement Date" herein shall refer, respectively, to such additional or relocated space and the effective date for delivery thereof under such amendment, unless expressly provided to the contrary herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease Document.

     b. General Matters. This Exhibit is intended to supplement and be subject to the provisions of the Lease Document, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties. This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease Document or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease Document, whether by any options or rights under the Lease

Document or otherwise, unless expressly so provided in the Lease Document or any amendment or supplement thereto. The Lease Document and this Exhibit are not intended to create any third-party beneficiaries; without limiting the generality of the foregoing, no Tenant Contractors or Tenant Planners shall have any legal or beneficial interest in the Allowance. The rights granted in this Exhibit are personal to Tenant as named in the Lease Document, and are intended to be performed for such Tenant's occupancy of the Premises. Under no circumstance whatsoever shall any assignee or subtenant have any rights under this Exhibit. Any remaining obligations of Landlord under this Exhibit not theretofore performed shall concurrently terminate and become null and void if Tenant subleases or assigns the Lease Document with respect to all or any portion of the Premises, or seeks or proposes to do so (or requests Landlord's consent to do so), or if Tenant or any current or proposed affiliate thereof issues any written statement indicating that Tenant will no longer move its business into, or that Tenant will vacate and discontinue its business from, the Premises or any material portion thereof. Any termination of Landlord's obligations under this Exhibit pursuant to the foregoing provisions shall not serve to terminate or modify any of Tenant's obligations under the Lease Document. In addition, notwithstanding anything to the contrary contained herein, Landlord's obligations under this Exhibit, including obligations to perform any work, or provide any Allowance or rent credit, shall be subject to the condition that Tenant shall be in compliance with the material terms of the Lease (including all terms providing for the timely payment of rent), and shall not have committed a violation under the Lease by the time that Landlord is required to perform such work or provide such Allowance or rent credit.


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